
                                                                 EXHIBIT 10.8(a)

                                 LOAN AGREEMENT

                           DATED AS OF APRIL 30, 2002

                                      AMONG

                           CENTRAL RECEIVABLES, INC.,
                                   AS BORROWER

                                       AND

                           CENTRAL FREIGHT LINES, INC,
                                   AS SERVICER

                                       AND

                       THREE PILLARS FUNDING CORPORATION,
                                    AS LENDER

                                       AND

                         SUNTRUST CAPITAL MARKETS, INC.,
                                AS ADMINISTRATOR

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                                TABLE OF CONTENTS

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                                                                                                             PAGE
                                                                                                             ----
ARTICLE I DEFINITIONS ..................................................................................       1

SECTION 1.1 DEFINED TERMS...............................................................................       1
SECTION 1.2 OTHER DEFINITIONAL PROVISIONS...............................................................      17
SECTION 1.3 OTHER TERMS.................................................................................      18
SECTION 1.4 COMPUTATION OF TIME PERIODS.................................................................      18

ARTICLE II LENDER'S COMMITMENT, BORROWING PROCEDURES AND THE LENDER NOTE ...............................      18

SECTION 2.1 LENDER'S COMMITMENT.........................................................................      18
SECTION 2.2 BORROWING PROCEDURES........................................................................      18
SECTION 2.3 FUNDING.....................................................................................      19
SECTION 2.4 REPRESENTATION AND WARRANTY ................................................................      19
SECTION 2.5 EARLY TERMINATION OF LENDER'S COMMITMENT....................................................      19
SECTION 2.6 VOLUNTARY TERMINATION OF LENDER'S COMMITMENT; REDUCTION OF FACILITY LIMIT ..................      19
SECTION 2.7 NOTE........................................................................................      19

ARTICLE III INTEREST, FEES, ETC. .......................................................................      20

SECTION 3.1 INTEREST RATES .............................................................................      20
SECTION 3.2 INTEREST, PAYMENT DATES.....................................................................      20
SECTION 3.3 INTEREST ALLOCATIONS........................................................................      21
SECTION 3.4 FEES........................................................................................      21
SECTION 3.5 COMPUTATION OF INTEREST AND FEES............................................................      21

ARTICLE IV REPAYMENTS AND PREPAYMENTS; DISTRIBUTION OF COLLECTIONS......................................      21

SECTION 4.1 REPAYMENTS AND PREPAYMENTS..................................................................      21
SECTION 4.2 APPLICATION OF COLLECTIONS..................................................................      22
SECTION 4.3 APPLICATION OF CERTAIN PAYMENTS.............................................................      23
SECTION 4.4 DUE DATE EXTENSION .........................................................................      23
SECTION 4.5 MAKING OF PAYMENTS..........................................................................      23

ARTICLE V SECURITY INTEREST ............................................................................      24

SECTION 5.1 GRANT OF SECURITY...........................................................................      24
SECTION 5.2 ADMINISTRATOR APPOINTED ATTORNEY-IN-FACT....................................................      25
SECTION 5.3 ADMINISTRATOR MAY PERFORM...................................................................      25
SECTION 5.4 RELEASE OF COLLATERAL.......................................................................      25

ARTICLE VI INCREASED COSTS, ETC. .......................................................................      26

                                       ii

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
SECTION 6.1 INCREASED COSTS.............................................................................      26
SECTION 6.2 FUNDING LOSSES..............................................................................      27
SECTION 6.3 WITHHOLDING TAXES...........................................................................      27

ARTICLE VII CONDITIONS TO BORROWING.....................................................................      28

SECTION 7.1 INITIAL LOAN................................................................................      28
SECTION 7.2 ALL LOANS...................................................................................      29

ARTICLE VIII REPRESENTATIONS AND WARRANTIES.............................................................      30

SECTION 8.1 ORGANIZATION AND GOOD STANDING, ETC.........................................................      30
SECTION 8.2 POWER AND AUTHORITY; DUE AUTHORIZATION......................................................      30
SECTION 8.3 NO VIOLATION................................................................................      31
SECTION 8.4 VALIDITY AND BINDING NATURE.................................................................      31
SECTION 8.5 GOVERNMENT APPROVALS........................................................................      31
SECTION 8.6 SOLVENCY....................................................................................      31
SECTION 8.7 MARGIN REGULATIONS..........................................................................      31
SECTION 8.8 QUALITY OF TITLE............................................................................      32
SECTION 8.9 OFFICES.....................................................................................      32
SECTION 8.10 COMPLIANCE WITH APPLICABLE LAWS; LICENSES, ETC.............................................      32
SECTION 8.11 NO PROCEEDINGS.............................................................................      32
SECTION 8.12 INVESTMENT COMPANY ACT, ETC................................................................      33
SECTION 8.13 ELIGIBLE RECEIVABLES.......................................................................      33
SECTION 8.14 ACCURACY OF INFORMATION....................................................................      33
SECTION 8.15 NO MATERIAL ADVERSE CHANGE.................................................................      33
SECTION 8.16 TRADE NAMES AND SUBSIDIARIES...............................................................      33
SECTION 8.17 ACCOUNTS...................................................................................      33
SECTION 8.18 SALES BY ORIGINATOR........................................................................      34

ARTICLE IX COVENANTS OF BORROWER AND SERVICER...........................................................      34

SECTION 9.1 AFFIRMATIVE COVENANTS.......................................................................      34
SECTION 9.2 NEGATIVE COVENANTS OF BORROWER AND SERVICER.................................................      41

ARTICLE X SIGNIFICANT EVENTS AND THEIR EFFECT...........................................................      42

SECTION 10.1 EVENTS OF DEFAULT..........................................................................      42
SECTION 10.2 AMORTIZATION EVENTS........................................................................      43
SECTION 10.3 EFFECT OF SIGNIFICANT EVENT................................................................      44

ARTICLE XI THE SERVICER.................................................................................      44

SECTION 11.1 CENTRAL AS INITIAL SERVICER................................................................      44
SECTION 11.2 CERTAIN DUTIES OF SERVICER.................................................................      45
SECTION 11.3 SERVICING COMPENSATION.....................................................................      48
SECTION 11.4 AGREEMENT NOT TO RESIGN....................................................................      48
SECTION 11.5 DESIGNATION OF SERVICER....................................................................      49
SECTION 11.6 TERMINATION................................................................................      49
SECTION 11.7 SERVICER EVENTS OF DEFAULT.................................................................      49

                                      iii

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
ARTICLE XII ADMINISTRATOR...............................................................................      50

SECTION 12.1 AUTHORIZATION AND ACTION...................................................................      50
SECTION 12.2 ADMINISTRATOR AND AFFILIATES...............................................................      50

ARTICLE XIII ASSIGNMENTS................................................................................      51

SECTION 13.1 RESTRICTIONS ON ASSIGNMENTS................................................................      51
SECTION 13.2 DOCUMENTATION..............................................................................      51
SECTION 13.3 RIGHTS OF ASSIGNEE.........................................................................      51
SECTION 13.4 NOTICE OF ASSIGNMENT.......................................................................      51

ARTICLE XIV INDEMNIFICATION.............................................................................      52

SECTION 14.1 GENERAL INDEMNITY OF BORROWER..............................................................      52
SECTION 14.2 INDEMNITY OF SERVICER......................................................................      52

ARTICLE XV MISCELLANEOUS................................................................................      52

SECTION 15.1 NO WAIVER; REMEDIES........................................................................      52
SECTION 15.2 AMENDMENTS, ETC. ..........................................................................      53
SECTION 15.3 NOTICES, ETC...............................................................................      53
SECTION 15.4 COSTS, EXPENSES AND TAXES..................................................................      53
SECTION 15.5 BINDING EFFECT; SURVIVAL...................................................................      54
SECTION 15.6 CAPTIONS AND CROSS REFERENCES..............................................................      54
SECTION 15.7 SEVERABILITY...............................................................................      54
SECTION 15.8 GOVERNING LAW..............................................................................      55
SECTION 15.9 COUNTERPARTS...............................................................................      55
SECTION 15.10 SUBMISSION TO JURISDICTION; WAIVER OF TRIAL BY JURY.......................................      55
SECTION 15.11 NO RECOURSE AGAINST LENDER................................................................      55
SECTION 15.12 NO PROCEEDINGS............................................................................      55
SECTION 15.13 LIMITATION ON PAYMENTS....................................................................      56
SECTION 15.14 CONFIDENTIALITY OF AGREEMENT..............................................................      56
SECTION 15.15 ENTIRE AGREEMENT..........................................................................      56

EXHIBITS

Exhibit A Form of Borrowing Request (Section 2.2)
Exhibit B Form of Lender Note (Section 2.7)
Exhibit C Form of Period Report (Section 9.1(e)(ii))
Exhibit D Form of Borrowing Base Certificate (Section 7.1(m))
Exhibit E Form of Collection Account Agreement
Exhibit F [Reserved]
Exhibit G Form of Originator Note
Exhibit H Form of Withdrawal Certificate (Section 11.2(d)

                                       iv

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SCHEDULES

Schedule I Description of Collection Account, Depository Account and LockBox
Schedule II [Reserved]
Schedule III Form of Contract
Schedule IV Description of Proceedings
Schedule V Collateral Review Requirements
Schedule VI Notice Addresses
Schedule VII Fiscal Periods

                                 LOAN AGREEMENT

         THIS LOAN AGREEMENT is made and entered into as of April 30, 2002, among CENTRAL RECEIVABLES, INC., a Nevada corporation ("Central Receivables" or the "Borrower"), CENTRAL FREIGHT LINES, INC., a Nevada corporation ("Central Nevada"), as initial servicer hereunder (in such capacity the "Servicer"), THREE PILLARS FUNDING CORPORATION ("TPFC"), a Delaware corporation (together with its successors and permitted assigns, "Lender"), and SUNTRUST CAPITAL MARKETS, INC., a Tennessee corporation, as agent and administrator for Lender (in such capacity, together with its successor and assigns in such capacity, the "Administrator.")

                                   BACKGROUND

1. Borrower desires that Lender extend financing to Borrower on the terms and subject to the conditions set forth herein.

2. Lender is willing to provide such financing on the terms and subject to the conditions set forth in this Agreement.

         NOW, THEREFORE, in consideration of the premises and the mutual agreements herein contained, the parties hereto agree as follows:

                                    ARTICLE I
                                   DEFINITIONS

         SECTION 1.1 DEFINED TERMS.

         As used in this Agreement, the following terms have the following meanings:

Accounts Receivable Turnover Ratio: For any Due Period, the ratio computed as of the last day of such Due Period by dividing (i) the aggregate amount of Sales during the most recent thirteen (13) Due Periods by (ii) the rolling thirteen
(13) Due Period average of the aggregate Unpaid Balance of Receivables.

Administrator: As defined in the Preamble

Administrator's Account: As defined in Section 4.5.

Advance Rate: The percentage equal to (i) 100% minus (ii) the Reserve Percentage. Adverse Claim: A Lien, security interest, pledge, charge or encumbrance, or similar right or claim of any Person.

Affected Party: Each of Lender, any Liquidity Bank, any Credit Bank, any permitted assignee of Lender, any Credit Bank or any Liquidity Bank, any Support Provider and any holder of a participation interest in the rights and obligations of any Liquidity Bank or Credit Bank under the Liquidity Agreement or the Credit Agreement, as the case may be, Administrator and any holding company of Bank.

Affiliate: Of any Person means any other Person that (i) directly or indirectly controls, is controlled by or is under common control with such Person or (ii) is an officer or director of such Person. A Person shall be deemed to be "controlled by" another Person if such other Person possesses, directly or indirectly, power (A) to vote 15% or more of the securities (on a fully diluted basis) having ordinary voting power for the election of directors or managing partners of such other Person, or (B) to direct or cause the direction of the management and policies of such other Person whether by contract or otherwise.

Aggregate Unpaid Balance: At any time, the aggregate Unpaid Balance of all Eligible Receivables at such time.

Agreement: This Loan Agreement, as it may be amended, supplemented or otherwise modified from time to time in accordance with the terms hereof.

Allocations: As defined in Section 3.3.

Alternative Rate: For any Interest Period, an interest rate per annum equal to either (i) the LIBOR Rate or (ii) if the LIBOR Rate is unavailable for any reason, the Base Rate.

Alternative Rate Allocation: As defined in Section 3.3.

Amortization Event: Any of the events described in Section 10.2.

Applicable Margin: As defined in the Fee Letter.

Bank: SunTrust Bank, a Georgia banking corporation.

Bankruptcy Code: The United States Bankruptcy Reform Act of 1978, (11 U.S.C.
Section 101, et seq.) as amended.

Base Rate: On any date, a fluctuating rate of interest per annum equal to the higher of (i) the Prime Rate and (ii) the Federal Funds Rate most recently determined by Bank plus 0.50%.

Borrower: As defined in the Preamble.

Borrowing Base: At any time an amount equal to (i) the Advance Rate times (ii) an amount equal to (a) the Aggregate Unpaid Balance at such time, minus (b) the sum of (I) the aggregate Excess Concentration Amount for all Obligors at such time and (II) the amount by which the aggregate of the Unpaid Balance of all Eligible Receivables with payment terms that exceed 65 days form the date of creation of such Receivables exceeds 20% of the Aggregate Unpaid Balance.

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Borrowing Base Certificate: As defined in Section 7.1(m).

Borrowing Base Deficit: An amount equal to the excess of (i) the aggregate principal amount of all outstanding Loans under the Lender Note over (ii) the sum of the Borrowing Base plus all Collections on deposit in the Collection Account.

Borrowing Request: As defined in Section 2.2.

Business Day: Any day on which (i) Bank is not authorized or required to be closed for business in Atlanta, Georgia and (ii) commercial banks in New York City are not authorized or required to be closed and, in the case of a Rate Setting Day, banks are open for business in London, England.

Charge-Off: Any Receivable not previously deemed a Defaulted Receivable that is written off by Servicer or should, in accordance with the Collection Policy, be written off.

Closing Date: The date of the first Loan hereunder.

Code: The Internal Revenue Code of 1986, as amended, or any successor statute thereto, including the regulations promulgated thereunder.

Collateral: As defined in Section 5.1(a)(iv).

Collateral Review: As defined in Section 9.1(e)(v).

Collection Account: That certain bank account numbered 7021693416 maintained with SunTrust Bank, which is identified as "Central Receivables Collection Account", in the Borrower's name and pledged, on a first-priority basis, to the Administrator pursuant to Section 5.1(a).

Collection Account Agreement: Any agreement by and among Borrower, Servicer, Originator, Administrator and a Collection Account Bank, in substantially the form attached hereto as Exhibit E or such other form approved by Administrator, specifying the rights of Lender and Administrator in the Collection Account or Depository Account, as the case may be. Collection Account Bank: SunTrust Bank or any bank holding the Depository Account. Collection Policy: Those collection and credit policies of Originator with respect to Receivables, as amended from time to time in accordance with this Agreement.

Collections: (i) All payments received in respect of the Receivables, in the form of cash, checks, wire transfers, ACH transfers or any other form of payment in accordance with the terms of a Receivable or otherwise, (ii) all proceeds from the sale or other disposition of any collateral securing a Receivable,
(iii) any repurchase amounts, (iv) any insurance proceeds or sales tax refund payments received in respect of a Receivable and (v) any indemnification, recourse payments or other amounts payable to Borrower or Originator in respect of a Receivable pursuant to this Agreement, the Receivables Purchase Agreement or otherwise.

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Commercial Paper Notes: Short-term promissory notes issued by Lender to fund its
Loans or investments in receivables or other financial assets.

Commercial Paper Rate: For any day during any Interest Period, the per annum rate equivalent to the sum of (i) the weighted average of the per annum rates paid or payable by TPFC from time to time as interest on or otherwise in respect of the Commercial Paper Notes issued by TPFC that are allocated, in whole or in part, by Administrator (on behalf of TPFC) to fund or maintain the advances outstanding under the Lender Note, and (ii) the commissions and charges charged by placement agents and commercial paper dealers with respect to such Commercial Paper Notes.

Commitment Termination Date: The earliest to occur of (i) the Scheduled Commitment Termination Date, (ii) the date of any termination of Lender's Commitment pursuant to Section 2.5, (iii) the date of any termination of Lender's Commitment, in whole, by Borrower pursuant to Section 2.6, and (iv) the effective date on which Lender's Commitment is terminated pursuant to Section 10.3.

Concentration Limit: (i) For any Obligor that is not a Special Obligor and (A) whose short term unsecured debt rating is greater than or equal to both A-3 by S&P and P-3 by Moody's, or (B) in the absence of short term unsecured debt ratings by both Rating Agencies, whose long term unsecured debt rating is greater than or equal to both BBB- by S&P and Baa3 by Moody's, 5% of the Aggregate Unpaid Balance; and (ii) for any other Obligor that is not a Special Obligor, 2% of the Aggregate Unpaid Balance. The Concentration Limit for the Special Obligor shall be 10% of the Aggregate Unpaid Balance, or if the long term unsecured debt rating of the Special Obligor shall be less than or equal to BBB- by S&P and Baa3 by Moody's, 5% of the Aggregate Unpaid Balance.

Consolidated Net Income: For any period, the net after tax income (or loss) of Central Nevada and its Subsidiaries determined on a consolidated basis in accordance with GAAP.

Contract: Either a written agreement between Originator and a Person, or an invoice delivered to a Person by Originator, pursuant to which such Person is obligated to pay Originator for services or merchandise.

Central Nevada: As defined in the Preamble.

Central Receivables: As defined in the Preamble.

Central Texas: Central Freight Lines, Inc., a Texas corporation.

Covered Taxes: As defined in Section 6.3(a).

CP Allocation: As defined in Section 3.3.

Credit Advance: A drawing under a letter of credit issued pursuant to a Credit Agreement for the account of Lender, a loan to Lender under a Credit Agreement or any other advance or disbursement of funds to Lender or for Lender's account pursuant to a Credit Agreement or any such letter of credit, in each case to the extent such drawing, loan, advance or disbursement has not been repaid or reimbursed to Credit Bank in accordance with the related Credit Agreement.

Credit Agreement: Includes any program-wide agreement entered into by any Credit Bank providing for the issuance of one or more letters of credit for the account of Lender, the issuance of one or more surety bonds for which Lender is obligated to reimburse the applicable Credit Bank for any drawings hereunder, the sale by Lender to any Credit Bank of receivables or other financial assets owned or held by Lender (or portions thereof) and/or the making of loans and/or other extensions of credit to Lender in connection with its commercial paper program, together with any cash collateral agreement, letter of credit, surety bond or other agreement or instrument executed and delivered in connection therewith (but excluding the Liquidity Agreement, or similar agreement, or any voluntary advance agreement).

Credit Bank: Includes Bank and any other or additional bank or other Person (other than Borrower or other customer of Lender or any liquidity provider as such) now or hereafter extending credit or a purchase commitment to or for the account of Lender or issuing a letter of credit, surety bond or other instrument, in each case to support any obligations arising under or in connection with Lender's commercial paper program.

Credit Sales: For any Due Period, the aggregate amount of all trade receivables with credit terms of any kind originated by the Originator during such Due Period.

Days Sales Outstanding Ratio or DSO Ratio: For any Due Period, the ratio computed as of the last day of such Due Period by dividing (i) 360 by (ii) the Accounts Receivable Turnover Ratio for such Due Period.

Debt: Of any Person means, without duplication, (i) all indebtedness of such Person for borrowed money, (ii) all indebtedness of such Person for the deferred purchase price of property or services (other than property and services purchased, and expense accruals and deferred compensation items arising, in the ordinary course of business), (iii) all obligations of such Person evidenced by notes, bonds, debentures or other similar instruments (other than performance, surety and appeal bonds arising in the ordinary course of business), (iv) all indebtedness of such Person created or arising under any conditional sale or other title retention agreement with respect to property acquired by such Person (even though the rights and remedies of the seller or lender under such agreement in the event of default are limi ted to repossession or sale of such property), (v) all obligations of such Person under leases which have been or should be, in accordance with GAAP, recorded as capital leases, to the extent required to be so recorded, (vi) all reimbursement, payment or similar obligations of such Person, contingent or otherwise, under acceptance, letter of credit or similar facilities (other than letters of credit in support of trade obligations or in connection with workers' compensation, unemployment insurance, old-age pensions and other social security benefits in the ordinary course of business), (vii) all net obligations of such Person in respect of interest rate swap, cap, collar, swaption, option or similar agreements, (viii) all obligations arising in connection with a sale or other transfer of any of such Person's financial assets which are, or are intended to be, classified as loans for federal tax purposes, (A) all Debt referred to in clauses (i) through (vii) above guaranteed directly or indirectly by such Person, or in effect guaranteed directly or indirectly by such Person through an agreement to pay or purchase such Debt or to advance or supply funds for the payment or purchase of such Debt, (B) to purchase, sell or lease (as lessee or lessor) property, or to purchase or sell services, primarily for the purpose of enabling the debtor to make payment of such Debt or to assure the holder of such Debt against loss in respect of such Debt, (C) to supply funds to or in any other manner invest in the debtor (including any agreement to pay for property or services irrespective of whether such property is received or such services are rendered) or (D) otherwise to assure a creditor against loss in respect of such Debt, and (ix) all Debt referred to in clauses (i) through
(viii) above secured by (or for which the holder of such Debt has an existing right, contingent or otherwise, to be secured by) any lien, security interest or other charge or encumbrance upon or in property (including, without limitation, accounts and contract rights) owned by such Person, even though such Person has not assumed or become liable for the payment of such Debt.

Default Rate: As defined in Section 3.1(ii).

Default Ratio: With respect to any Due Period, the ratio (expressed as a percentage) computed as of the last day of such Due Period, by dividing (i) the sum of (without double counting) (A) the Unpaid Balance of Receivables that became Defaulted Receivables during such Due Period and (B) the Unpaid Balance of Receivables that became Charge-Offs during such Due Period by (ii) Sales for the Due Period four (4) Due Periods prior to such Due Period.

Defaulted Receivable: Any Receivable (i) which has been, or should have been, written off as uncollectible by the Servicer in accordance with the Collection Policy, (ii) as to which, at the end of any Due Period, any payment, or part thereof, remains unpaid for 91 days or more past the due date for such payment, determined by reference to the original contractual payment terms of such Receivable or (iii) as to which the Obligor thereon has suffered an Event of Bankruptcy.

Delinquency Ratio: With respect to any Due Period, the ratio (expressed as a percentage) computed as of the last day of such Due Period, by dividing (i) the Unpaid Balance of Receivables which are Delinquent Receivables as of the last day of such Due Period by (ii) an amount equal to the Aggregate Unpaid Balance as of the last day of such Due Period, minus the aggregate Excess Concentration Amount as of the last day of such Due Period.

Delinquent Receivables: A Receivable (other than a Defaulted Receivable) as to which all or any part of a scheduled payment remains unpaid for 61 days or more from the original due date for such payment.

Deposit Date: As defined in Section 11.2(d)(ii).

Depository Account: The account described on Schedule I, which is identified as "Central Receivables Depository Account", in the Borrower's name and pledged, on a first-priority basis, to the Administrator pursuant to Section 5.1(a).

Dilution Horizon Ratio: With respect to any Due Period, the ratio computed as of the last day of such Due Period by dividing (i) the sum of (A) Sales for such Due Period and (B) 61% of Sales for the immediately preceding Due Period by (ii) an amount equal to the Aggregate Unpaid Balance as of the last day of such Due Period, minus the aggregate Excess Concentration Amount as of the last day of such Due Period.

Dilution Ratio: With respect to any Due Period, the ratio (expressed as a percentage) computed as of the last day of such Due Period, by dividing (i) Dilutions for such Due Period by (ii) Credit Sales for the Due Period one Due Period prior to such Due Period.

Dilution Reserve: With respect to any Due Period the product of (i) the sum of
(A) the product of (1) the Stress Factor times (2) the Expected Dilution Ratio plus (B) the product of (1) the positive difference, if any, between (x) the Dilution Spike Rate less (y) the Expected Dilution Ratio times (2) a ratio computed by dividing (A) the Dilution Spike Rate by (B) the Expected Dilution Ratio times (ii) the Dilution Horizon Ratio.

Dilutions: With respect to any Due Period, the aggregate amount of returns, allowances, net credits, and any other non-cash reductions to the Sales that occurred or were made, granted or incurred during such Due Period.

Dilution Spike Rate: With respect to any Due Period, the highest Dilution Ratio over the most recent thirteen (13) Due Periods.

Distribution Date: The 20th day of each calendar month (beginning in the month immediately following the month in which the initial Loan is made hereunder) or, if such day is not a Business Day, the Business Day immediately thereafter.

Documents: All documentation relating to the Receivables including, without limitation, the Contracts, billing statements and computer records and programs.

Dollar(s) and the sign $: Lawful money of the United States of America.

Due Period: Each Fiscal Period.

Eligible Receivables: Each Receivable:

         (i) that was created in compliance with the Collection Policy in the regular and ordinary course of the business of Originator;

         (ii) that was created pursuant to a Contract that complies with Originator's standard administration and documentation policies and procedures;

         (iii) as to which Administrator (on behalf of the Secured Parties) has a valid and enforceable first priority security interest;

         (iv) which (A) on the date such Receivable is calculated in the Borrowing Base, is not a Delinquent Receivable or (B) is not a Defaulted Receivable;

         (v) as to which, at the time of the sale of such Receivable to Borrower, Originator was the sole owner thereof and had good and marketable title thereto, free and clear of all Liens and Adverse Claims, and which was sold or contributed to Borrower pursuant to the Receivables Purchase Agreement;

         (vi) that is not an obligation of the government of the United States or any Governmental Authority;

         (vii) the assignment of which by Originator to Borrower pursuant to the Receivables Purchase Agreement does not contravene or conflict with any law, rule or regulation or any contractual or other restriction, limitation or encumbrance, and the sale or assignment of which does not require the consent of the Obligor thereof;

         (viii) which is denominated and payable in Dollars and is only payable in the United States of America;

         (ix) the Obligor of which is a United States resident;

         (x) the Obligor of which is not an Affiliate of Originator or a Governmental Authority;

         (xi) that arises under a Contract which has been duly authorized and which, together with such Receivable, is in full force and effect and such Contract, together with such Receivable, constitutes the legal, valid and binding payment obligation of the Obligor with respect thereto, enforceable against such Obligor in accordance with its terms and is not subject to any right of rescission, setoff, counterclaim or defense (including the defense of usury) or to any repurchase obligation or return right;

         (xii) that does not, in any material respect, contravene any applicable requirement of law (including without limitation all laws, rules and regulations relating to truth in lending, fair credit billing, fair credit reporting, fair debt collection practices and privacy) and which complies, in all material respects, with all applicable requirements of law and with respect to which all consents, licenses, approvals or authorizations of, or registrations or declarations with, any governmental authority required to be obtained, effected or given by Originator in connection with the creation or the execution, delivery and performance of such Receivable, have been duly obtained, effected or given and are in full force and effect;

         (xiii) that complies with all applicable requirements of the Collection Policy;

         (xiv) as to which each of Borrower's and Administrator's (for the benefit of the Secured Parties) first priority security interest in such Receivable has been perfected under the applicable UCC and other applicable laws;

         (xv) as to which the Servicer or Originator is in possession of the related Receivable File;

         (xvi) which provides for repayment in full of the Unpaid Balance thereof within 30 days of the date of the creation thereof and for which the payment thereof is not in dispute; provided, however, that up to 20% of Aggregate Unpaid Balance may provide for payment terms within 65 days of the date of the creation thereof;

         (xvii) the terms of which have not been modified or waived except as permitted under the Collection Policy and this Agreement; and

         (xviii) which constitutes an "account" or "chattel paper" under and as defined in Article 9 of the UCC of all applicable jurisdictions.

ERISA: The Employee Retirement Income Security Act of 1974, as it may be amended from time to time and the regulations promulgated thereunder.

Event of Bankruptcy: Shall be deemed to have occurred with respect to a Person if either:

         (i) a case or other proceeding shall be commenced, without the application or consent of such Person, in any court, seeking the liquidation, reorganization, debt arrangement, dissolution, winding up, or composition or readjustment of debts of such Person, the appointment of a trustee, receiver, custodian, liquidator, assignee, sequestrator or the like for such Person or all or substantially all of its assets, or any similar action with respect to such Person under any law relating to bankruptcy, insolvency, reorganization, winding up or composition or adjustment of debts; or an order for relief in respect of such Person shall be entered in an involuntary case under the federal bankruptcy laws or other similar laws now or hereafter in effect; or

         (ii) such Person shall commence a voluntary case or other proceeding under any applicable bankruptcy, insolvency, reorganization, debt arrangement, dissolution or other similar law now or hereafter in effect, or shall consent to the appointment of or taking possession by a receiver, liquidator, assignee, trustee, custodian, sequestrator (or other similar official) for such Person or for any substantial part of its property, or shall make any general assignment for the benefit of creditors, or shall fail to, or admit in writing its inability to, pay its debts generally as they become due, or, if a corporation or similar entity, its board of directors shall vote to implement any of the foregoing.

Event of Default: Any of the events described in Section 10.1.

Excess Concentration Amount: At any time with respect to any Obligor, the amount, if any, by which the aggregate Unpaid Balance of all Receivables of such Obligor exceeds the Concentration Limit for such Obligor, in each case, at such time.

Expected Dilution Ratio: With respect to any Due Period, the rolling thirteen
(13) Due Period average Dilution Ratio for the most recently ended thirteen (13) Due Periods.

Face Amount: With respect to outstanding Commercial Paper Notes or Voluntary Advance Loans, (i) the face amount of any such Commercial Paper Notes issued on a discount basis, and (ii) the principal amount of, plus the amount of all interest accrued and to accrue thereon to the stated maturity date of, any such Commercial Paper Notes issued on an interest-bearing basis or any such Voluntary Advance Loans.

Facility Limit: As defined in Section 2.1.

Federal Funds Rate: For any period, a fluctuating interest rate equal for each day during such period to the weighted average of the federal funds rates as quoted by Bank and confirmed in the Federal Reserve Board Statistical Release as H.15(519), or any successor or substitute publication selected by Bank (or, if such day is not a Business Day, for the next preceding Business Day), or if, for any reason, such rate is not available on any day, the rate determined in the sale opinion of Bank, to be the rate at which federal funds are being offered for sale in the national federal funds market at 9:00 a.m. (New York time).

Federal Reserve Board: The Board of Governors of the Federal Reserve System and any successor thereto.

Fee Letter: As defined in Section 3.4.

Fees: All fees and other amounts payable by Borrower to Administrator or Lender pursuant to the Fee Letter.

Fiscal Period: Each fiscal period of Central Nevada and its Subsidiaries ending on the date specified in Schedule VII hereto, as such schedule may be updated from time to time in accordance with Section 9.1(e)(vi); provided, however that there shall be thirteen (13) Fiscal Periods in each Fiscal Year.

Fiscal Year: Each calendar year.

GAAP: Generally accepted United States accounting principles as in effect from time to time.

Governmental Authority: The United States of America, any state or other political subdivision thereof and any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

Indemnified Amounts: As defined in Section 14.1.

Indemnified Party: As defined in Section 14.1.

Initial Purchase Date: The first Purchase Date to occur under the Receivables Purchase Agreement.

Interest Period: With respect to any Loan: (i) the period commencing on the date of the initial funding of such Loan and ending on, but excluding, the day immediately preceding the next following Distribution Date; and (ii) thereafter, each period commencing on, and including, the day immediately preceding a Distribution Date and ending on, but excluding, the day immediately preceding the next following Distribution Date; provided, however, that if any Interest Period for any Loan that commences before the Commitment Termination Date would otherwise end on a date occurring after such Commitment Termination Date, such Interest Period shall end on such Commitment Termination Date and the duration of each such Interest Period that commences on or after the Commitment Termination Date, if any, shall be of such duration as shall be selected by Administrator.

IRS: The Internal Revenue Service.

Lender: As defined in the Preamble.

Lender Note: As defined in Section 2.7.

Lender's Commitment: As defined in Section 2.1.

Liabilities: With respect to any Person, all obligations of such Person which would, in accordance with GAAP, be classified on a balance sheet as liabilities, including, without limitation, (i) Debt secured by Liens against property of such Person whether or not such Person is liable for the payment thereof and
(ii) deferred liabilities.

LIBOR Rate: For any Interest Period, the rate per annum, determined by Bank, on the Rate Setting Day of such Interest Period on the basis of the offered rates shown on Telerate Page 3750 or any successor page as the composite offered rate for London interbank deposits for one month, as shown under the heading "USD" as of 11:00 a.m. (London time); provided that in the event no such rate is shown, the LIBOR Rate shall be the rate per annum (rounded upwards, if necessary, to the nearest 1/16th of one percent), determined by Bank, based on the offered rates at which Dollar deposits for one month are displayed on the Reuters Screen as of 11:00 a.m. (London time) on the Rate Setting Day (it being understood that if at least two such offered rates appear on such page, the rate will be the arithmetic mean of such displayed rates); provided further, that in the event fewer than two such rates are displayed, or if no such offered rate is relevant, the LIBOR Rate shall be the rate per annum, determined by Bank, equal to the average of the rates at which deposits in Dollars are offered by Administrator at approximately 11:00 a.m. (London time) on the Rate Setting Day to prime banks in the London interbank market for a one month.

Lien: Any mortgage, pledge, assignment, lien, security interest or other charge or encumbrance of any kind, including the retained security title of a conditional vendor or a lessor.

Liquidity Agreement: Includes (i) the Liquidity Asset Purchase Agreement (regarding Central Receivables), dated as of April 30, 2002, among Lender, as borrower, Bank, as liquidity agent for the Liquidity Banks, SunTrust Capital Markets, Inc., as administrator for Lender, and the Liquidity Banks, and (ii) any other agreement hereafter entered into by Lender providing for the sale by Lender of Loans (or portions thereof), or the making of loans or other extensions of credit to Lender secured by security interests in the Loans (or portions thereof), to support all or part of Lender's payment obligations under the Commercial Paper Notes or to provide an alternate means of funding Lender's investments in accounts receivable or other financial assets, in each case as amended, supplemented or otherwise modified from time to time.

Liquidity Bank: Includes Bank and the various financial institutions as are, or may become, parties to the Liquidity Agreement, as purchasers thereunder.

Loan: Any amount disbursed as principal by Lender to Borrower under this Agreement.

LockBox: As defined in Section 11.2(c).

Loss Horizon Ratio: With respect to any Due Period, the ratio computed as of the last day of such Due Period by dividing (i) the sum of (A) Sales for such Due Period plus (B) Sales for the immediately preceding Due Period, plus (C) Sales for the second (2nd) immediately preceding Due Period, plus (D) 71% of Sales for the third (3rd) immediately preceding Due Period, by (ii) an amount equal to the Aggregate Unpaid Balance as of the last day of such Due Period, minus the aggregate Excess Concentration Amount for all Obligors as of the last day of such Due Period.

Loss Ratio: With respect to any Due Period, the highest rolling three (3) Due Period average Default Ratio over the most recent thirteen (12) Due Periods.

Loss Reserve: With respect to any Due Period, the product of (i) the Loss Ratio,
(ii) the Loss Horizon Ratio and (iii) the Stress Factor.

Mail Payments: As defined in Section 11.2(iii) hereof.

Material Adverse Effect: With respect to any event or circumstance, a material adverse effect on: (i) the business, assets, financial condition or operations of Borrower, Originator or Servicer; (ii) the ability of Servicer, Originator or Borrower to perform their respective obligations under this Agreement or any other Transaction Document; (iii) the validity, enforceability or collectibility of this Agreement or any other Transaction Document; (iv) the existence, perfection or priority of (A) Administrator's (for the benefit of the Secured Parties) security interest in the Collateral, or (B) Borrower's ownership interest in the Receivables; (v) the validity, enforceability or collectibility of the Receivables; or (vi) the ability of the Originator to generate Receivables of a credit quality at least equal to those existing on the Closing Date.

Moody's: Moody's Investors Service, Inc.

Net Worth: As of any date, (a) the total assets of Central Nevada that would be reflected on Central Nevada's balance sheet as of such date prepared in accordance with GAAP, minus (b) the sum of (i) the total liabilities of Central Nevada that would be reflected on Central Nevada's balance sheet as of such date prepared in accordance with GAAP and (ii) the amount of any write-up in the book value of any assets resulting from a revaluation thereof or any write-up in excess of the cost of such assets acquired reflected on the balance sheet of Central Nevada as of such date prepared in accordance with GAAP.

Obligations: All obligations (monetary or otherwise) of Borrower to Lender, Administrator, any Affected Party or any Indemnified Party and their respective successors, permitted transferees and assigns arising under or in connection with this Agreement, the Lender Note and each other Transaction Document, in each case however created, arising or evidenced, whether direct or indirect, absolute or contingent, now or hereafter existing, or due or to become due.

Obligor: With respect to any Receivable, the Person or Persons obligated to make payments with respect to such Receivable, including any guarantor thereof.

Originator: Central Texas, in its capacity as originator under the Receivables Purchase Agreement.

Originator Note: Collectively, (i) the subordinated promissory note dated as of the initial Purchase Date issued by Borrower to Central Texas pursuant to the Receivables Purchase Agreement and (ii) any other promissory notes subsequently issued by Borrower to Central Texas pursuant to the Receivables Purchase Agreement, which promissory notes in each case shall be in the form of Exhibit G hereto.

Originator Payables: (i) the obligation of Originator to make a payment, pursuant to Section 2.4 of the Receivables Purchase Agreement, for any Receivable that was represented to be an

Eligible Receivables was not an Eligible Receivable on the date such Receivable was sold by Originator to Borrower, and (ii) all other amounts owed by Originator to Borrower from time to time pursuant to this Agreement or the Receivables Purchase Agreement.

Period End Date: The last day of each Fiscal Period.

Period Report: As defined in Section 9.1(e)(ii).

Permitted Investments: At any time:

         (i) marketable obligations issued by, or the full and timely payment of which is directly and fully guaranteed or insured by, the United States government or any other government with an equivalent rating, or any agency or instrumentality thereof when such marketable obligations are backed by the full faith and credit of the United States government or such other equivalently rated government, as the case may be, but excluding any securities which are derivatives of such obligations;

         (ii) time deposits, bankers' acceptances and certificates of deposit of any domestic commercial bank or any United States branch or agency of a foreign commercial bank which (A) has capital, surplus and undivided profits in excess of $100,000,000 and which has a commercial paper or certificate of deposit rating meeting the requirements specified in clause (iii) below (or equivalent rating from the Rating Agencies) or (B) is set forth in a list (which may be updated from time to time) (1) approved by Administrator and (2) with respect to which a written statement has been obtained from each of the Rating Agencies to the effect that the rating of the Commercial Paper Notes will not be downgraded or withdrawn solely as a result of the acquisition of such investments;

         (iii) commercial paper which is (A) rated at least as high as the Commercial Paper Notes by the Rating Agencies, or (B) set forth in a list (which may be updated from time to time) (1) approved by Administrator and (2) with respect to which a written statement has been obtained from each of the Rating Agencies to the effect that the rating of the Commercial Paper Notes will not be downgraded or withdrawn solely as a result of the acquisition of such investments;

         (iv) secured repurchase obligations for underlying securities of the types described in clauses (i) and (ii) above entered into with any bank of the type described in clause (ii) above; and

         (v) freely redeemable shares in money market funds which invest solely in obligations, bankers' acceptances, time deposits, certificates of deposit, repurchase agreements and commercial paper of the types described in clause (i) through (iv) above, without regard to the limitations as to the maturity of such obligations, bankers' acceptances, time deposits, certificates of deposit, repurchase agreements or commercial paper set forth below, which are rated at least "AAm" or "AAmg" or their equivalent by both Rating Agencies, provided that there is no r-highlighter affixed to such rating.

Person: An individual, partnership, limited liability company, corporation (including a business trust), joint stock company, trust, unincorporated association, joint venture, government or any agency or political subdivision thereof or any other entity.

Prime Rate: As of any date of determination, the rate of interest most recently announced by Bank at its principal office in Atlanta, Georgia as its prime rate in the United States (it being understood that at any one time there shall exist only one such prime rate so announced, which rate is not necessarily intended to be the lowest rate of interest determined by Bank in connection with extensions of credit).

Program Documents: The Liquidity Agreement, the Credit Agreement, the Voluntary Advance Agreement, the documents under which Administrator performs its obligations with respect to Lender's commercial paper program and the other documents to be executed and delivered in connection therewith, as amended, supplemented or otherwise modified from time to time.

Purchase Date: As defined in the Receivables Purchase Agreement.

Rate Setting Day: For any Interest Period, two (2) Business Days prior to the commencement of such Interest Period. In the event such day is not a Business Day, then the Rate Setting Day shall be the immediately preceding Business Day.

Rating Agencies: S&P and Moody's.

Receivable: With respect to any Obligor, the indebtedness of such Obligor under a Contract arising from the rendering of services by Originator, and includes the right to payment of any interest, finance, returned check or late charges and other obligations of such Obligor with respect thereto.

Receivable File: With respect to a Receivable, (i) the Contract giving rise to the Receivable and other evidences of the Receivable including, without limitation, tapes, discs, punch cards and related property and rights and (ii) each UCC financing statement related thereto, if any.

Receivables Purchase Agreement: The Receivables Purchase Agreement, dated as of April 30, 2002, by and between Central Texas and Borrower, as such Receivables Purchase Agreement may be amended, supplemented or otherwise modified from time to time with the prior written consent of Administrator.

Regulatory Change: Relative to any Affected Party: (i) any change in (or the adoption, implementation, change in the phase-in or commencement of effectiveness of) any: (A) United States Federal or state law or foreign law applicable to such Affected Party, (B) regulation, interpretation, directive, requirement or request (whether or not having the force of law) applicable to such Affected Party of (1) any court or government authority charged with the interpretation or administration of any law referred to in clause (i)(A), or of
(2) any fiscal, monetary or other authority having jurisdiction over such Affected Party, or (C) GAAP or regulatory accounting principles applicable to such Affected Party and affecting the application to such Affected Party of any law, regulation, interpretation, directive, requirement or request referred to in clause (i)(A) or (i)(B) above; (ii) any change in the application to such Affected Party of any existing law, regulation, interpretation, directive, requirement, request or accounting principles referred to in clause (i)(A), (i)(B) or (i)(C) above; or (iii) the issuance, publication or release of any regulation, interpretation, directive, requirement or request of a type described in clause (i)(B) above to the effect that the obligations of any Liquidity Bank under the Liquidity Agreement are not entitled to be included in the zero percent category of off-balance sheet assets for purposes of any risk-weighted capital guidelines applicable to such Liquidity Bank or any related Affected Party.

Related Security: With respect to any Receivable, (i) all right, title and interest, but none of the obligations, of Originator, in, to and under other Liens and property subject to Liens from time to time purporting to secure payment of such Receivable, whether pursuant to the Contract related to such Receivable or otherwise, (ii) all UCC Financing Statements or similar instruments covering any collateral securing payment of such Receivable, (iii) all guaranties, indemnities, insurance and other agreements (including the related Receivable File) or arrangement and other collateral of whatever character from time to time supporting or securing payment of such Receivable, whether pursuant to the Contract relating to such Receivable or otherwise relating to such Receivable and (iv) all other instruments and all rights under the documents in the Receivable File relating to such Receivables and all rights (but not obligations) relating to such Receivables.

Reporting Date: As defined in Section 9.1(e)(ii).

Requirements of Law: For any Person or any of its property shall mean the certificate of incorporation or articles of association and by-laws or other organizational or governing documents of such Person or any of its property, and any statute, law, treaty, rule or regulation, or determination of an arbitrator or Governmental Authority, in each case applicable to or binding upon such Person or any of its property or businesses or to which such Person or any of its property or businesses is subject, whether federal, state or local.

Reserve Floor: For any Due Period, 19.85%.

Reserve Percentage: The percentage equal to the greater of (i) the sum of (A) the Loss Reserve, (B) the Dilution Reserve, (C) the Yield Reserve, and (D) the Servicing Reserve and (ii) the Reserve Floor.

Reuters Screen: The display page designated as "LIBO" on the Reuter Monitor Money Rates Service (or such other page as may replace that page on that service for the purpose of displaying rates comparable to the LIBOR Rate).

Sales: For any Due Period, the aggregate amount of sales generated by Originator during such Due Period.

S&P: Standard & Poor's, a division of The McGraw-Hill Companies, Inc.

Scheduled Commitment Termination Date: April 30, 2004.

Secured Obligations: As defined in Section 5.1(b).

Secured Parties: The holders from time to time of the Secured Obligations including, without limitation, Lender and Administrator.

Servicer: Central Nevada, or its successor in interest, or any successor Servicer appointed as provided in Section 11.5.

Servicer Event of Default: As defined in Section 11.7.

Servicing Fee: As to any Due Period, the monthly fee payable to Servicer, which, so long as Central Nevada is Servicer, shall be equal to the Servicing Fee Rate divided by 12 multiplied by the aggregate Unpaid Balance of the Receivables at the beginning of such Due Period. The Servicing Fee for any successor Servicer shall be equal to the fee reasonably agreed to by Administrator and such successor.

Servicing Fee Rate: 1.80%.

Servicing Reserve: With respect to any Due Period, the product of (i) the highest Days Sales Outstanding Ratio during the most recent thirteen (13) Due Periods, (ii) the Stress Factor, (iii) 2.40% and (iv) 1/360.

Significant Event: Any Amortization Event.

Solvent: With respect to any Person that as of the date of determination both
(i) (A) the then fair saleable value of the property of such Person is (1) greater than the total amount of liabilities (including contingent liabilities) of such Person and (2) not less than the amount that will be required to pay the probable liabilities on such Person's then existing debts as they become absolute and matured considering all financing alternatives and potential asset sales reasonably available to such Person; (B) such Person's capital is not unreasonably small in relation to its business or any contemplated or undertaken transaction; and (C) such Person does not intend to incur, or believe (nor should it reasonably believe) that it will incur, debts beyond its ability to pay such debts as they become due; and (ii) such Person is "solvent" within the meaning given that term and similar terms under applicable laws relating to fraudulent transfers and conveyances. For purposes of this definition, the amount of any contingent liability at any time shall be computed as the amount that, in light of all of the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability.

Special Obligor: Dell Computer Corporation.

Stated Maturity Date: April 30, 2004; provided, however, that such date may be accelerated pursuant to Section 10.3.

Stress Factor: 2.0.

Subsidiary: With respect to any Person, a corporation of which such Person and/or its other Subsidiaries own, directly or indirectly, such number of outstanding shares as have more than 50% of the ordinary voting power for the election of directors.

Support Provider: Includes any entity now or hereafter extending credit or liquidity support or having a commitment to extend credit or liquidity support to or for the account of, or to make loans to or purchases from, Lender or issuing a letter of credit, surety bond or other instrument to support any obligations arising under or in connection with the commercial paper program of Lender.

Telerate Page 3750: The display designated as "Page 3750" on the Telerate Service (or such other page as may replace "Page 3750" on that service or another service as may be nominated by the British Bankers' Association as the information vendor for the purpose of displaying British Bankers' Association Interest Settlement Rate for Dollars).

Transaction Documents: This Agreement, the Receivables Purchase Agreement, the Lender Note, the Fee Letter, the Originator Note and the other instruments, certificates, agreements, reports and documents to be executed and delivered under or in connection with this Agreement or the Receivables Purchase Agreement (except the Program Documents), as any of the foregoing may be amended, supplemented, amended and restated, or otherwise modified from time to time in accordance with this Agreement and the Receivables Purchase Agreement. Each such document is a Transaction Document.

UCC: The Uniform Commercial Code as from time to time in effect in the applicable jurisdiction or jurisdictions.

Unmatured Significant Event: Any event that, if it continues uncured, will, with lapse of time or notice or lapse of time and notice, constitute a Significant Event.

Unpaid Balance: With respect to any Receivable the aggregate amount required to prepay in full the principal of, and all interest, finance, prepayment and other fees or charges of any kind payable in respect of, such Receivable.

Voluntary Advance Agreement: The Voluntary Advance Agreement, dated as of March 11, 1999, among Lender, Administrator and Bank, as it may be amended, supplemented or otherwise modified from time to time.

Voluntary Advance Loan: Each advance made pursuant to the Voluntary Advance Agreement.

Yield Reserve: With respect to any Due Period, the product of (i) the highest Days Sales Outstanding Ratio during the most recent thirteen (13) Due Periods,
(ii) the Stress Factor, (iii) the Prime Rate as in effect on the last day of such Due Period and (iv) 1/360.

         SECTION 1.2 OTHER DEFINITIONAL PROVISIONS.

         (a) Unless otherwise specified therein, all terms defined in this Agreement have the meanings as so defined herein when used in the Lender Note or any other Transaction Document, certificate, report or other document made or delivered pursuant hereto.

         (b) Each term defined in the singular form in Section 1.1 or elsewhere in this Agreement shall mean the plural thereof when the plural form of such term is used in this Agreement, the Lender Note or any other Transaction Document, certificate, report or other document made or delivered pursuant hereto, and each term defined in the plural form in Section 1.1 shall mean the singular thereof when the singular form of such term is used herein or therein.

         (c) The words "hereof," "herein," "hereunder" and similar terms when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement, and article, section, subsection, schedule and exhibit references herein are references to articles, sections, subsections, schedules and exhibits to this Agreement unless otherwise specified.

         SECTION 1.3 OTHER TERMS.

         All accounting terms not specifically defined herein shall be construed in accordance with GAAP. All terms used in Article 9 of the UCC and not specifically defined herein, are used herein as defined in such Article 9.

         SECTION 1.4 COMPUTATION OF TIME PERIODS.

         Unless otherwise stated in this Agreement, in the computation of a period of time from a specified date to a later specified date, the word "from" means "from and including" and the words "to" and "until" each means "to but excluding."

                                   ARTICLE II
          LENDER'S COMMITMENT, BORROWING PROCEDURES AND THE LENDER NOTE

         SECTION 2.1 LENDER'S COMMITMENT.

         On the terms and subject to the conditions set forth in this Agreement, Lender agrees to make loans to Borrower on a revolving basis from time to time (the "Lender's Commitment") before the Commitment Termination Date in such amounts as may be from time to time requested by Borrower pursuant to Section 2.2; provided, however, that the aggregate principal amount of all Loans from time to time outstanding hereunder shall not exceed the lesser of (i) $40,000,000 (the "Facility Limit") and (ii) the Borrowing Base. Within the limits of Lender's Commitment, Borrower may borrow, prepay and reborrow under this Section 2.1.

         SECTION 2.2 BORROWING PROCEDURES.

         Borrower (or the Servicer on its behalf) may request a Loan hereunder by giving notice to Administrator of a proposed borrowing not later than 2:00 p.m. (New York City time), two (2) Business Days prior to the proposed date of such borrowing (or such lesser period of time as Lender may consent); provided that Borrower shall not request, and Lender shall not make, Loans more than six
(6) times during any Due Period. Each such notice (herein called a "Borrowing Request") shall be in the form of Exhibit A and shall include the date and amount of such proposed borrowing. Any Borrowing Request given by Borrower (or the Servicer on its behalf) pursuant to this Section 2.2 shall be irrevocable and binding on Borrower.

         SECTION 2.3 FUNDING.

         Subject to the satisfaction of the conditions precedent set forth in
Article VII with respect to such Loan and the limitations set forth in Section 2.1, Lender shall make the proceeds of such requested Loan available to Administrator at its office in Atlanta, Georgia in same day funds on the proposed date of borrowing. Upon receipt by Administrator of such funds, Administrator will make such funds available to Borrower at such office on such date. Each borrowing shall be on a Business Day and shall be in an amount of at least $1,000,000 and in integral multiples of $500,000.

         SECTION 2.4 REPRESENTATION AND WARRANTY.

         Each request for a borrowing pursuant to Section 2.2 shall automatically constitute a representation and warranty by Borrower to Administrator and Lender that on the requested date of such borrowing (i) the representations and warranties contained in Article VIII will be true and correct as of such requested date as though made on such date, (ii) no Significant Event or Unmatured Significant Event has occurred and is continuing or will result from such borrowing, and (iii) after giving effect to such requested borrowing, the aggregate principal balance of the outstanding Loans hereunder will not exceed the lesser of the Borrowing Base and the Facility Limit.

         SECTION 2.5 EARLY TERMINATION OF LENDER'S COMMITMENT.

         Lender's Commitment shall terminate and Lender shall have no obligation to make any further Loans (or to fund any increase in any existing Loan), on the earliest date of termination of (i) the Liquidity Banks' commitments under the Liquidity Agreement or (ii) the Credit Banks' commitments under the Credit Agreement. Administrator agrees to use its reasonable efforts to give Borrower at least 30 days' prior written notice of the termination of Lender's Commitment pursuant to clause (i) or (ii) above.

         SECTION 2.6 VOLUNTARY TERMINATION OF LENDER'S COMMITMENT; REDUCTION OF FACILITY LIMIT.

         Borrower may, in its sole discretion for any reason upon at least 10 days' notice to Administrator (with a copy to Lender), terminate Lender's Commitment in whole, or, reduce in part the unused portion of the Facility Limit; provided, however that (i) each such partial reduction will be in a minimum amount of $5,000,000 or a higher integral multiple of $1,000,000 and shall not reduce the Facility Limit below $25,000,000, (ii) in connection therewith Borrower shall comply with Section 3.2(b) and Section 4.1(b) and (iii) Borrower shall pay to the Lender, by wire transfer in immediately available funds on the date of such reduction, a reduction fee equal to the product of (x) 0.75% and (y) the amount of the reduction in the Facility Limit.

         SECTION 2.7 NOTE.

         Each Loan from Lender shall be evidenced by a single promissory grid note (herein, as amended, modified, extended or replaced from time to time, called the "Lender Note") substantially in the form set forth in Exhibit B, with appropriate insertions, payable to the order

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of Lender. Borrower hereby irrevocably authorizes Administrator in connection with the Lender Note to make (or cause to be made) appropriate notations on the grid attached to the Lender Note (or on any continuation of such grid, or at Administrator's option, in its records), which notations, if made, shall evidence, inter alia, the date of, the outstanding principal of, and the interest rate and Interest Period applicable to the Loans evidenced thereby. Such notations shall be rebuttably presumptive evidence of the subject matter thereof, absent manifest error; provided, however, that the failure to make any such notations shall not limit or otherwise affect any Obligations of Borrower.

                                   ARTICLE III
                              INTEREST, FEES, ETC.

         SECTION 3.1 INTEREST RATES.

         Borrower hereby promises to pay interest on the unpaid principal amount of each Loan (or each portion thereof) for the period commencing on the date of such Loan until such Loan is paid in full, as follows:

         (a) At all times while the making or maintenance of such Loan (or the applicable portion thereof) by Lender is funded by the issuance of Commercial Paper Notes of Lender, during each Interest Period, at a rate per annum equal to the sum of (i) the Commercial Paper Rate applicable to such Interest Period, plus (ii) the Applicable Margin;

         (b) at all times while the making or maintenance of such Loan (or the applicable portion thereof) by Lender is funded during each Interest Period pursuant to the Liquidity Agreement or the Voluntary Advance Agreement, at a rate per annum equal to the sum of (i) the Alternative Rate applicable to such Interest Period, plus (ii) the Applicable Margin; and;

         (c) notwithstanding the provisions of the preceding clauses (a) and
(b), in the event that a Significant Event or an Unmatured Significant Event has occurred and is continuing, at a rate per annum (the "Default Rate") equal to the Base Rate applicable from time to time (but not less than the interest rate in effect for such Loan as at the date of such Significant Event), plus a margin of 3.00%.

         After the date any principal amount of any Loan is due and payable (whether on the Stated Maturity Date, upon acceleration or otherwise) or after any other monetary Obligation of Borrower arising under this Agreement shall become due and payable, Borrower shall pay (to the extent permitted by law, if in respect of any unpaid amounts representing interest) interest (after as well as before judgment) on such amounts at a rate per annum equal to the Default Rate. No provision of this Agreement or the Lender Note shall require the payment or permit the collection of interest in excess of the maximum permitted by applicable law.

         SECTION 3.2 INTEREST, PAYMENT DATES.

         Interest accrued on each Loan shall be payable, without duplication:

         (a) on the Stated Maturity Date;

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

         (b) on the date of any payment or prepayment, in whole or in part, of principal outstanding on such Loan;

         (c) on each Distribution Date prior to the Stated Maturity Date and thereafter on the last day of each Interest Period; and

         (d) on that portion of any Loan the Stated Maturity Date of which is accelerated pursuant to Section 10.3, immediately upon such acceleration.

         SECTION 3.3 INTEREST ALLOCATIONS.

         Administrator shall from time to time and in its sole discretion determine whether interest in respect of the Loans then outstanding, or any portion thereof, shall be calculated by reference to the Commercial Paper Rate (such portion being herein called a "CP Allocation") or the Alternative Rate (such portion being herein called an "Alternative Rate Allocation", and together with a CP Allocation individually called an "Allocation", and collectively, "Allocations"); provided, however, that, Administrator shall use its reasonable efforts to allocate all or substantially all of the Loans from Lender to a CP Allocation; provided further, however, that Administrator may determine, at any time and in its sole discretion, that the Commercial Paper Rate is unavailable or otherwise not desirable, in which case the Loans from Lender will be allocated to an Alternative Rate Allocation (unless the Default Rate is in effect).

         SECTION 3.4 FEES.

         Borrower agrees to pay Administrator and Lender certain fees in the amounts and on the dates set forth in the letter agreement executed in connection herewith between Borrower, Administrator and Lender (as the same may be amended, supplemented or otherwise modified, the "Fee Letter").

         SECTION 3.5 COMPUTATION OF INTEREST AND FEES.

         All interest and fees shall be computed on the basis of the actual number of days (including the first day but excluding the last day) occurring during the period for which such interest or fee is payable over a year comprised of 360 days.

                                   ARTICLE IV
             REPAYMENTS AND PREPAYMENTS; DISTRIBUTION OF COLLECTIONS

         SECTION 4.1 REPAYMENTS AND PREPAYMENTS.

         Borrower shall repay in full the unpaid principal amount of each Loan on the Stated Maturity Date. Prior thereto, Borrower:

         (a) may, from time to time on any Business Day, make a prepayment, in whole or in part, of the outstanding principal amount of any Loans; provided, however, that, unless otherwise consented to by Administrator, all such voluntary prepayments shall require at least two (2) Business Days' (or, in the case of a voluntary prepayment of $10,000,000 or more, at least seven

(7) Business Days') prior written notice to Administrator and all such voluntary partial prepayments shall be in a minimum amount of $1,000,000 and an integral multiple of $100,000;

         (b) shall, on each date when any reduction in the Facility Limit shall become effective pursuant to Section 2.6, make a prepayment of the Loans in an amount equal to the excess, if any, of the aggregate outstanding principal amount of the Loans over the Facility Limit as so reduced;

         (c) shall, immediately upon any acceleration of the Stated Maturity Date of any Loans pursuant to Section 10.3, repay all Loans, unless, pursuant to
Section 10.3(a), only a portion of all Loans is so accelerated, in which event Borrower shall repay the accelerated portion of the Loans; and

         (d) may, if at any time a Borrowing Base Deficit shall exist, make a prepayment (out of funds set aside pursuant to Section 4.2(d))of the Loans in an amount equal to such Borrowing Base Deficit, such payment to be made within one
(1) Business Day. Each such prepayment shall be subject to the payment of any amounts required by Section 6.2.

Each payment or prepayment shall be subject to the payment of any amounts required by Section 6.2 resulting from a prepayment or payment of a Loan on a day other than the last day of the Interest Period for such Loan.

         SECTION 4.2 APPLICATION OF COLLECTIONS.

         (a) All Collections deposited in the Collection Account shall be distributed by the Servicer at such times and in the order of priority set forth in this Section 4.2.

         (b) On each Distribution Date prior to the Commitment Termination Date, the Servicer shall distribute from Collections on deposit in the Collection Account on such Distribution Date, the following amounts, without duplication, in the following order of priority:

         first, to Administrator on behalf of Lender, interest accrued on the Loans during the related Interest Period (plus, if applicable, the amount of interest on the Loans accrued for any prior Interest Period to the extent such amount has not been distributed to Lender, and to the extent permitted by law, interest thereon);

         second, to Administrator on behalf of the appropriate Persons, all Fees accrued during such Interest Period (plus, if applicable, the amount of Fees accrued for any prior Interest Period to the extent such amount has not been distributed to Lender or Administrator);

         third, to the Servicer, the accrued Servicing Fee payable for the related Due Period (plus, if applicable, the amount of Servicing Fee payable for any prior Due Period to the extent such amount has not been distributed to Servicer);

         fourth, to Administrator on behalf of Lender, as a repayment of principal of the Loans, an amount equal to the Borrowing Base Deficit, if any;

         fifth, to Administrator on behalf of the appropriate Persons, all other Obligations then payable by Borrower under this Agreement; and

         sixth, so long as no Significant Event or Unmatured Significant Event shall be continuing, the balance, if any, to Borrower.

         (c) On and after the Commitment Termination Date, Administrator shall, on the last day of each Interest Period, distribute from the Collection Account the following amounts, without duplication, in the following order of priority:

         first, to Administrator on behalf of Lender, the accrued but unpaid interest on the Loans;

         second, to Administrator on behalf of the appropriate Persons, all accrued but unpaid Fees;

         third, to the Servicer, the accrued but unpaid Servicing Fee;

         fourth, to Administrator on behalf of Lender, the outstanding principal amount of the Loans;

         fifth, to Administrator on behalf of the appropriate Persons, all other Obligations payable by Borrower under this Agreement; and

         sixth, once all amounts described in clauses first through sixth have been paid in full, the balance, if any, to Borrower.

         SECTION 4.3 APPLICATION OF CERTAIN PAYMENTS.

         Each payment of principal of the Loans shall be applied to such Loans as Borrower shall direct or, in the absence of such notice or during the existence of a Significant Event or after the Commitment Termination Date, as Administrator shall determine in its discretion.

         SECTION 4.4 DUE DATE EXTENSION.

         If any payment of principal or interest with respect to any Loan falls due on a day which is not a Business Day, then such due date shall be extended to the next following Business Day, and additional interest shall accrue at the applicable interest rate and be payable for the period of such extension.

         SECTION 4.5 MAKING OF PAYMENTS.

         All payments of principal of, or interest on, the Loans and of all Fees, and all amounts to be deposited by Borrower or Servicer hereunder, shall be made by Borrower or Servicer, as applicable, no later than 10:00 a.m. (New York City time), on the Business Day when due in lawful money of the United States of America in same day funds to Bank, as Administrator, Reference: Three Pillars Funding Corporation/Central Freight Lines, Inc., Transaction, Account No. 8800171236, ABA No. 061000104 at Bank's office at 25 Park Place in Atlanta, Georgia, Attn: Mary Hinsberg (the "Administrator's Account"). Funds received by Administrator after

10:00 a.m. New York City time, on the date when due, will be deemed to have been received by Administrator on its next following Business Day.

ARTICLE V
SECURITY INTEREST

         SECTION 5.1 GRANT OF SECURITY.

         (a) Borrower hereby assigns and pledges to Administrator (for the benefit of the Secured Parties), and hereby grants to Administrator (for the benefit of the Secured Parties) a security interest in all of Borrower's right, title and interest in and to the following, whether now or hereafter existing and wherever located:

                  (i) all Receivables, Collections, Related Security and Receivable Files;

                  (ii) all of Borrower's rights, remedies, powers and privileges in respect of the Receivables Purchase Agreement, including a direct right to cause Originator to make payments with respect to Dilutions or with respect to Receivables that are not Eligible Receivables pursuant to the Receivables Purchase Agreement;

                  (iii) the LockBox, the Depository Account and the Collection Account and all funds on deposit therein, together with all certificates and instruments, if any, from time to time evidencing such accounts, and funds on deposit and all investments made with such funds, all claims thereunder or in connection therewith, and interest, dividends, moneys, instruments, securities and other property from time to time received, receivable or otherwise distributed in respect of any or all of the foregoing; and

                  (iv) all products and proceeds (including, without limitation, insurance proceeds) of, and additions, improvements and accessions to, and books and records describing or used in connection with, all and any of the property described above (items (i) through (iv) are collectively referred to as the "Collateral").

         (b) This grant of security secures the payment and performance of all Obligations of Borrower now or hereafter existing or arising under, or in connection with, the Loan Agreement, the Lender Note and each other Transaction Document, whether for principal, interest, costs, fees, expenses or otherwise (all such obligations of Borrower being called the "Secured Obligations").

         (c) This grant of security shall create a continuing security interest in the Collateral and shall:

                  (i) remain in full force and effect until Administrator's (for the benefit of the Secured Parties) interest in the Collateral shall have been released in accordance with Section 5.4;

                  (ii) be binding upon Borrower, its successors, transferees and assigns; and

         (iii) inure, together with the rights and remedies of Administrator (for the benefit of the Secured Parties) hereunder, to the benefit of Administrator and each Secured Party and their respective successors, transferees and assigns.

         SECTION 5.2 ADMINISTRATOR APPOINTED ATTORNEY-IN-FACT.

         Borrower hereby irrevocably appoints Administrator (for the benefit of the Secured Parties) as Borrower's attorney-in-fact, with full authority in the place and stead of Borrower and in the name of Borrower or otherwise, from time to time in Administrator's discretion, after the occurrence and during the continuation of a Significant Event to take any action and to execute any instrument which Administrator may deem necessary or advisable to accomplish the purposes of the Transaction Documents, including, without limitation:

         (a) to ask, demand, collect, sue for, recover, compromise, receive and give acquittance and receipts for moneys due and to become due under or in respect of any of the Collateral;

         (b) to receive, endorse, and collect any drafts or other instruments, documents and chattel paper, in connection with clause (a) above;

         (c) to file any claims or take any action or institute any proceedings which Administrator may deem necessary or desirable for the collection of any of the Collateral or otherwise to enforce the rights of Administrator (for the benefit of the Secured Parties) with respect to any of the Collateral;

         (d) to sell, transfer, assign or otherwise deal in or with the Collateral or any part thereof pursuant to the terms and conditions hereunder; and

         (e) to perform the affirmative obligations of Borrower under the Transaction Documents.

Administrator agrees to give Borrower and Servicer written notice of the taking of any such action, but the failure to give such notice shall not affect the rights, power or authority of Administrator with respect thereto. Borrower hereby acknowledges, consents and agrees that the power of attorney granted pursuant to this Section 5.2 is irrevocable and coupled with an interest.

         SECTION 5.3 ADMINISTRATOR MAY PERFORM.

         If Borrower fails to perform any agreement contained herein, Administrator (for the benefit of the Secured Parties) may itself perform, or cause performance of such agreement, and the expenses of Administrator incurred in connection therewith shall be payable by Borrower.

         SECTION 5.4 RELEASE OF COLLATERAL.

         Administrator's (for the benefit of the Secured Parties) right, title and interest in the Collateral shall be released effective on the date occurring after the Commitment Termination Date on which all Secured Obligations shall have been finally and fully paid and performed.

                                   ARTICLE VI
                              INCREASED COSTS, ETC.

         SECTION 6.1 INCREASED COSTS.

         If any change in Regulation D of the Board of Governors of the Federal Reserve System, or any Regulatory Change, in each case occurring after the date hereof:

         (a) shall subject any Affected Party to any tax, duty or other charge with respect to any Loan made or funded by it, or shall change the basis of taxation of payments to such Affected Party of the principal of or interest on any Loan owed to or funded by it or any other amounts due under this Agreement in respect of any Loan made or funded by it (except for changes in the rate of tax on the overall net income of such Affected Party imposed by the jurisdiction in which such Affected Party's principal executive office is located); or

         (b) shall impose, modify or deem applicable any reserve (including, without limitation, any reserve imposed by the Board of Governors of the Federal Reserve System, but excluding any reserve included in the determination of interest rates pursuant to Section 3.1), special deposit or similar requirement against assets of, deposits with or for the account of, or credit extended by, any Affected Party;

         (c) shall change the amount of capital maintained or required or requested or directed to be maintained by any Affected Party; or

         (d) shall change the amount of capital maintained or required or requested or directed to be maintained by any Affected Party; or

and the result of any of the foregoing is or would be to (i) increase the cost to or to impose a cost on (A) an Affected Party funding or making or maintaining any Loan (including extensions of credit under the Liquidity Agreement, the Voluntary Advance Agreement or any Credit Advance, or any commitment of such Affected Party with respect to any of the foregoing), or (B) Administrator for continuing its or Borrower's relationship with Lender, (ii) to reduce the amount of any sum received or receivable by an Affected Party under this Agreement, the Lender Note, the Liquidity Agreement, the Voluntary Advance Agreement or the Credit Agreement with respect thereto, or (iii) in the good faith determination of such Affected Party, to reduce the rate of return on the capital of an Affected Party as a consequence of its obligations hereunder, or under the Liquidity Agreement, the Voluntary Advance Agreement or Credit Agreement, or arising in connection herewith or therewith to a level below that which such Affected Party could otherwise have achieved, then after demand by such Affected Party to Borrower (which demand shall be accompanied by a written statement setting forth the basis of such demand), Borrower shall pay such Affected Party such additional amount or amounts as will (in the reasonable determination of such Affected Party) compensate such Affected Party for such increased cost or such reduction. Such written statement (which shall include calculations in reasonable detail) shall, in the absence of manifest error, be rebuttably presumptive evidence of the subject matter thereof.

         SECTION 6.2 FUNDING LOSSES.

         Borrower hereby agrees that upon demand by any Affected Party (which demand shall be accompanied by a statement setting forth the basis for the calculations of the amount being claimed) Borrower will indemnify such Affected Party against any net loss or expense which such Affected Party may sustain or incur (including, without limitation, any net loss or expense incurred by reason of the liquidation or reemployment of deposits or other funds acquired by such Affected Party to fund or maintain any Loan made by Lender to Borrower), as reasonably determined by such Affected Party, as a result of (i) any payment or prepayment (including any mandatory prepayment) of any Loan on a date other than the last day of the Interest Period for such Loan, or (ii) any failure of Borrower to borrow any Loan on a date specified therefor in a related Borrowing Request. Such written statement shall, in the absence of manifest error, be rebuttably presumptive evidence of the subject matter thereof.

         SECTION 6.3 WITHHOLDING TAXES.

         (a) All payments made by Borrower or Servicer hereunder shall be made free and clear of, and without reduction or withholding for or on account of, any present or future taxes, now or hereafter imposed, levied, collected, withheld or assessed by any Governmental Authority or other taxing authority excluding, in the case of Administrator and Lender, net income taxes imposed on Administrator or Lender by the jurisdiction under the laws of which Administrator or Lender is organized or any political subdivision or taxing authority thereof or therein (such taxes, excluding such net income taxes, the "Covered Taxes"). If any Covered Taxes are required to be withheld from any amounts payable to Administrator or Lender, the amounts so payable to Administrator or Lender shall be increased to the extent necessary to yield to Administrator or Lender (after payment of all taxes) all such amounts payable hereunder at the rates or in the amounts specified herein. Whenever any Covered Taxes are payable by Borrower or Servicer, as promptly as possible thereafter, Borrower or Servicer shall send to Administrator for its own account or for the account of Lender, as the case may be, a certified copy of an original official receipt received by Borrower or Servicer showing payment thereof. If Borrower or Servicer fails to pay any Covered Taxes when due to the appropriate taxing authority or fails to remit to Administrator the required documentary evidence, Borrower or Servicer shall indemnify Administrator and Lender for such Covered Taxes and any incremental taxes that may become payable by Administrator or Lender as a result of any such failure.

         (b) At least five (5) Business Days prior to the first date on which any payments, including discount or Fees, are payable hereunder for the account of Lender, if Lender is not incorporated under the laws of the United States, Lender agrees to deliver to each of Borrower and Administrator two (2) duly completed copies of (i) United States Internal Revenue Service Form 1001 or 4224 (or successor applicable form) certifying that such Lender is entitled to receive payments hereunder without deduction or withholding of any United States federal income taxes or (ii) United States Internal Revenue Service Form W-8 or W-9 (or successor applicable form) to establish an exemption from United States backup withholding tax. Lender shall replace or update such forms as is necessary or appropriate to maintain any applicable exemption or as is requested by Administrator or Borrower. If Lender does not deliver the forms described in this Section 6.3(b), Borrower or Administrator shall withhold United States federal income taxes from any payments made hereunder at the statutory rate applicable to payments made to Lender. Lender agrees to indemnify and hold Borrower and Administrator harmless for any United States federal income taxes, penalties, interest and other costs and losses incurred or payable by Borrower or Administrator as a result of either (iii) Lender's failure to submit any form required to be provided pursuant to this Section 6.3(b) or (ii) Borrower's or Administrator's reliance on any form that Lender has provided pursuant to this Section 6.3(b).

                                   ARTICLE VII
                             CONDITIONS TO BORROWING

         The making of any Loan hereunder is subject to the following conditions precedent:

         SECTION 7.1 INITIAL LOAN.

         The obligation of Lender to make the initial Loan hereunder is, in addition to the conditions precedent specified in Section 7.2, subject to the condition precedent that Administrator shall have received all of the following, each duly executed and dated the date of such Loan (or such earlier date as shall be satisfactory to Administrator), in form and substance satisfactory to
Administrator:

         (a) Resolutions. Certified copies of resolutions of the Board of Directors of Borrower, Servicer and Originator authorizing or ratifying the execution, delivery and performance, respectively, of the Transaction Documents to which it is a party, together with a certified copy of its articles or certificate of incorporation and by-laws.

         (b) Consents, etc. Certified copies of all documents evidencing any necessary corporate action, consents and governmental approvals (if any) with respect to the Transaction Documents.

         (c) Incumbency and Signatures. A certificate of the Secretary or an Assistant Secretary of each of Borrower, Servicer and Originator certifying the names of its officer or officers authorized to sign the Transaction Documents to which it is a party.

         (d) Good Standing Certificates. Good standing certificates for Borrower, Servicer and Originator issued as of a recent date acceptable to Administrator by (i) the Secretary of State of the jurisdiction of such Person's incorporation or organization, and (ii) the Secretary of State of the jurisdiction where such Person's chief executive office and principal place of business are located.

         (e) Financing Statements. (i) Acknowledgment copies of proper financing statements (Form UCC-1), filed on or prior to the date of the initial Loan, naming Borrower as debtor and Administrator (for the benefit of the Secured Parties) as the secured party as may be necessary or, in the opinion of Administrator, desirable under the UCC to perfect Administrator's (for the benefit of the Secured Parties) security interest in the Collateral, (ii) acknowledgment copies of proper financing statements, filed on or prior to the date of the initial Loan, naming each of Central Texas as seller/debtor, Borrower as purchaser/secured party and Administrator as assignee as may be necessary or, in the opinion of Administrator, desirable under the UCC to perfect Borrower's ownership interest in the Receivables and (iii) executed copies of proper Uniform Commercial Code Form UCC-3 termination statements, if any, necessary to release all liens and other Adverse Claims of any Person in the Collateral granted by Borrower or Originator.

         (f) Search Reports. A written search report ("Search Report") provided to Administrator by a search service acceptable to Administrator listing all effective financing statements that name Borrower or Originator as debtor or assignor and that are filed in the jurisdictions in which filings were made pursuant to Section 7.1(e) above and in such other jurisdictions that Administrator shall reasonably request, together with copies of such financing statements (none of which shall cover any Collateral or interests therein or proceeds of any thereof), and tax and judgment lien search reports from a Person satisfactory to Administrator showing no evidence of such lien filed against Borrower or Originator.

         (g) Fee Letter; Payment of Fees. The Fee Letter, together with all outstanding Fees payable pursuant to the Fee Letter.

         (h) Receivables Purchase Agreement. (i) Duly executed and delivered counterparts of the Receivables Purchase Agreement and all documents, agreements and instruments contemplated thereby, and (ii) evidence that each of the conditions precedent to the execution and delivery of the Receivables Purchase Agreement has been satisfied to Administrator's satisfaction, and that the initial assignments and transfers under the Receivables Purchase Agreement have been consummated.

         (i) Opinions of Counsel. Opinions of counsel to Borrower, Servicer and the Originator in form and substance satisfactory to Administrator.

         (j) Lender Note. The Lender Note, duly executed by Borrower.

         (k) Collection Account Agreements. The Collection Account Agreements, duly executed by all of the parties thereto.

         (l) Releases. Releases and termination statements duly executed by each Person, other than Borrower, that has an interest in the Receivables.

         (m) Borrowing Base Certificate. A certificate, substantially in the form of Exhibit D (a "Borrowing Base Certificate"), duly executed by an officer of Borrower (or the Servicer on its behalf) showing a calculation of the Borrowing Base as of the date of such initial Loan. (n) Other. Such other documents, certificates and opinions as Administrator may request.

         SECTION 7.2 ALL LOANS.

         The making of the initial Loan and each subsequent Loan are subject to the following further conditions precedent that:

         (a) No Default, etc. (i) No Significant Event or Unmatured Significant Event has occurred and is continuing or will result from the making of such Loan, (ii) the representations and warranties of Borrower and Servicer contained in Article VIII are true and correct as of the date of such requested Loan, with the same effect as though made on the date of such Loan, and (iii) after giving effect to such Loan, the aggregate unpaid balance of the Loans will not exceed the Borrowing Base or the Facility Limit. By making a Borrowing Request, Borrower shall be deemed to have represented and warranted that items (i), (ii), and (iii) in the preceding sentence are true and correct.

         (b) Borrowing Request, etc. Administrator shall have received the most recent Borrowing Base Certificate and Borrowing Request for such Loan in accordance with Section 2.2, together with all items required to be delivered in connection therewith.

         (c) Commitment Termination Date. The Commitment Termination Date shall not have occurred.

         (d) Collateral Review. Administrator shall have received for all Loans subsequent to the initial Loan on the Closing Date the most-recent Collateral Review pursuant to Section 9.1(e)(v).

                                  ARTICLE VIII
                         REPRESENTATIONS AND WARRANTIES

         In order to induce Lender and Administrator to enter into this Agreement and, in the case of Lender, to make Loans hereunder, Borrower hereby represents and warrants to Administrator and Lender as to itself as follows, and Servicer hereby represents and warrants to Lender and Administrator as to itself as follows:

         SECTION 8.1 ORGANIZATION AND GOOD STANDING, ETC.

         Each of Borrower and Servicer has been duly organized and is validly existing and in good standing under the laws of its jurisdiction of organization listed on Schedule VI to this Agreement and is a "registered organization" under the UCC in effect in such jurisdiction, with power and authority to own their respective properties and to conduct their respective businesses as such properties are presently owned and such businesses are presently conducted. Each of Borrower and Servicer is duly licensed or qualified to do business as a foreign entity in good standing in the jurisdiction where its principal place of business and chief executive office are located and in each other jurisdiction in which the failure to be so licensed or qualified has had, or would be reasonably likely to have a Material Adverse Effect.

         SECTION 8.2 POWER AND AUTHORITY; DUE AUTHORIZATION.

         Each of Borrower and Servicer has (i) all necessary power, authority and legal right to (ii) execute, deliver and perform its obligations under this Agreement and each of the other Transaction Documents to which it is a party, and (iii) in the case of Borrower, to borrow on the terms and subject to the conditions herein provided, and (iv) duly authorized, by all necessary action, the execution, delivery and performance of this Agreement and the other Transaction

Documents to which it is a party and, in the case of Borrower, the borrowing, and the granting of security therefor, on the terms and conditions provided herein. Servicer had at all relevant times, and now has, all necessary power, authority and legal right to perform its duties as Servicer.

         SECTION 8.3 NO VIOLATION.

         The consummation of the transactions contemplated by this Agreement and the other Transaction Documents and the fulfillment of the terms hereof and thereof will not (i) conflict with, result in any breach of any of the terms and provisions of, or constitute (with or without notice or lapse of time or both) a default under, (A) the organizational documents of Borrower or Servicer, or (ii) any indenture, loan agreement, pooling and servicing agreement, receivables purchase agreement, mortgage, deed of trust, or other agreement or instrument to which Borrower or Servicer is a party or by which any of them or any of their respective properties is bound, (iii) result in or require the creation or imposition of any Adverse Claim upon any of their respective properties pursuant to the terms of any such indenture, loan agreement, pooling and servicing agreement, receivables purchase agreement, mortgage, deed of trust, or other agreement or instrument, other than pursuant to the terms of the Transaction Documents, or (iv) violate any law or any order, rule, or regulation applicable to Borrower or Servicer or of any court or of any federal, state or foreign regulatory body, administrative agency, or other governmental instrumentality having jurisdiction over Borrower, Originator or Servicer or any of their respective properties.

         SECTION 8.4 VALIDITY AND BINDING NATURE.

         This Agreement is, and the other Transaction Documents to which it is a party when duly executed and delivered by Borrower or Servicer (as applicable) and the other parties thereto will be, the legal, valid and binding obligation of Borrower or Servicer (as applicable) enforceable in accordance with their respective terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar law affecting creditors' rights generally and by general principles of equity.

         SECTION 8.5 GOVERNMENT APPROVALS.

         No authorization or approval or other action by, and no notice to or filing with, any governmental authority or regulatory body required for the due execution, delivery or performance by Borrower or Servicer of any Transaction Document to which it is a party remains unobtained or unfiled.

         SECTION 8.6 SOLVENCY.

         Borrower is Solvent.

         SECTION 8.7 MARGIN REGULATIONS.

         Neither Borrower or Servicer is engaged in the business of extending credit for the purpose of purchasing or carrying margin stock, and no proceeds of any Loans, directly or indirectly, will be used for a purpose that violates, or would be inconsistent with, Regulations T, U and X promulgated by the Federal Reserve Board from time to time.

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         SECTION 8.8 QUALITY OF TITLE.

         The Collateral, including, without limitation, the Receivables, in which a security interest is to be granted to Administrator (for the benefit of the Secured Parties) pursuant to this Agreement shall be owned by Borrower free and clear of any Adverse Claim. Borrower has a first priority perfected ownership interest in the Receivables. This Agreement creates a valid first priority security interest in favor of Administrator (for the benefit of the Secured Parties) in the Collateral, including without limitation the Receivables, which security interest has been perfected (free and clear of any Adverse Claim) as security for the Obligations. No effective financing statement or other instrument similar in effect covering any of the Collateral or any interest therein is on file in any recording office except for financing statements that may be filed (i) in favor of Administrator (for the benefit of the Secured Parties) in accordance with this Agreement, (ii) in favor of Borrower in accordance with the Receivables Purchase Agreement, or (iii) UCC-3 termination statements necessary to release all Liens and Adverse Claims of any Person in the Collateral granted by Borrower or Originator. Borrower's jurisdiction of organization is a jurisdiction whose law generally requires information to be made generally available in a filing, record or registration system as a condition or result of such a security interest obtaining priority over the rights of a lien creditor with respect to collateral.

         SECTION 8.9 OFFICES.

         The jurisdiction of organization, principal place of business and chief executive office of Borrower and Servicer is located at the address referred to on Schedule VI to this Agreement (or at such other locations, notified to Administrator in jurisdictions where all action required thereby has been taken and completed in accordance with Section 9.2(f)).

         SECTION 8.10 COMPLIANCE WITH APPLICABLE LAWS; LICENSES, ETC.

         (a) Each of Borrower and Servicer is in compliance with the requirements of all applicable laws, rules, regulations, and orders of all governmental authorities, a breach of any of which, individually or in the aggregate, would be reasonably likely to have a Material Adverse Effect.

         (b) Neither Borrower nor Servicer has failed to obtain any licenses, permits, franchises or other governmental authorizations necessary to the ownership of its properties or to the conduct of its business, which violation or failure to obtain has had, or would be reasonably likely to have, a Material Adverse Effect.

         SECTION 8.11 NO PROCEEDINGS.

         Except as described in Schedule IV,

         (a) there is no order, judgment, decree, injunction, stipulation or consent order of or with any court or other government authority to which Borrower or Servicer is subject, and there is no action, suit, arbitration, regulatory proceeding or investigation pending, or, to the knowledge of Borrower or Servicer, threatened, before or by any court, regulatory body, administrative agency or other tribunal or governmental instrumentality, against Borrower or

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

Servicer that, individually or in the aggregate, has had, or is reasonably likely to have a Material Adverse Effect; and

         (b) there is no action, suit, proceeding, arbitration, regulatory or governmental investigation, pending or, to the knowledge of Borrower or Servicer, threatened, before or by any court, regulatory body, administrative agency, or other tribunal or governmental instrumentality (i) asserting the invalidity of this Agreement, the Lender Note or any other Transaction Document,
(ii) seeking to prevent the issuance of the Lender Note or the consummation of any of the other transactions contemplated by this Agreement or any other Transaction Document or (iii) seeking to adversely affect the federal income tax attributes of Borrower.

         SECTION 8.12 INVESTMENT COMPANY ACT, ETC.

         Neither Borrower nor Servicer is an "investment company" within the meaning of the Investment Company Act of 1940, as amended, or a "holding company", or a "subsidiary company", of a "holding company", or an "affiliate" of a "holding company", or of a "subsidiary company" of a "holding company", within the meaning of the Public Utility Holding Company Act of 1935, as amended.

         SECTION 8.13 ELIGIBLE RECEIVABLES.

         Each Receivable included in the Borrowing Base as an Eligible Receivable on the date of any Borrowing Base Certificate, Period Report or any Loan shall be an Eligible Receivable on such date.

         SECTION 8.14 ACCURACY OF INFORMATION.

         All information heretofore furnished by, or on behalf of, Borrower or Servicer to Administrator or Lender in connection with any Transaction Document, or any transaction contemplated thereby, is true and accurate in every material respect (without omission of any information necessary to prevent such information from being materially misleading).

         SECTION 8.15 NO MATERIAL ADVERSE CHANGE.

         Since December 31, 2001, there has been no material adverse change in the collectibility of the Receivables or Servicer's or Borrower's (i) financial condition, business or operations or (ii) ability to perform its obligations under any Transaction Document.

         SECTION 8.16 TRADE NAMES AND SUBSIDIARIES.

         Borrower has not used any other names, trade names or assumed names for the six year period preceding the date of this Agreement. Borrower has no Subsidiaries and does not own or hold, directly or indirectly, any equity interest in any Person.

         SECTION 8.17 ACCOUNTS.

         Set forth in Schedule I hereto is a complete and accurate description of the Collection Account, the Depository Account and the LockBoxes maintained by Originator, Borrower or

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Servicer for the purpose of receiving Collections with respect to Receivables.
The Collection Account and the Depository Account has been validly and effectively assigned to Administrator pursuant to this Agreement and the Collection Account Agreements. The Collection Account Agreements continue to be the legal, valid and binding obligations of the parties thereto, enforceable against such parties in accordance with their respective terms, and Borrower and Servicer acknowledge that all cash and other proceeds of the Receivables will be deposited in the Collection Account and the Depository Account in accordance with this Agreement and are subject to the terms and conditions of this Agreement. None of the Originator, Servicer or Borrower has granted any interest in the Collection Account, the Depository Account or any LockBox to any Person other than Administrator, and Administrator has exclusive control of the Collection Account, the Depository Account and the LockBox.

         SECTION 8.18 SALES BY ORIGINATOR.

         Each sale of Receivables by Originator to Borrower shall have been effected under, and in accordance with the terms of, the Receivables Purchase Agreement, including the payment by Borrower to Originator of an amount equal to the purchase price therefor as described in the Receivables Purchase Agreement, and each such sale shall have been made for "reasonably equivalent value" (as such term is used under Section 548 of the Bankruptcy Code) and not for or on account of "antecedent debt" (as such term is used under Section 547 of the Bankruptcy Code) owed by Borrower to Originator.

                                   ARTICLE IX
                       COVENANTS OF BORROWER AND SERVICER

         SECTION 9.1 AFFIRMATIVE COVENANTS.

         From the date hereof until the first day, following the Commitment Termination Date, on which all Obligations shall have been finally and fully paid and performed, Borrower hereby covenants and agrees with Lender and Administrator that as to itself, and Servicer hereby covenants and agrees with Lender and Administrator as to itself, that it will:

         (a) Compliance with Laws, Etc. Comply in all material respects with all applicable laws, rules, regulations and orders of all governmental authorities (including those which relate to the Receivables).

         (b) Preservation of Corporate Existence. Preserve and maintain its existence, status as a "registered organization", rights, franchises and privileges solely in the jurisdiction of its incorporation or organization, and qualify and remain qualified in good standing as a foreign entity in the jurisdiction where its principal place of business and its chief executive office are located and in each other jurisdiction where the failure to preserve and maintain such existence, rights, franchises, privileges and qualifications would have a Material Adverse Effect.

         (c) Performance and Compliance with Receivables. Timely and fully perform and comply with all provisions, covenants and other promises required to be observed by it under the Receivables and all other agreements related to such Receivables.

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         (d) Collection Policy. Comply in all material respects with the
Collection Policy applicable to the Receivables.

         (e) Reporting Requirements. Furnish to Administrator, Lender and, in the case of clause (vii) below, the Rating Agencies:

                  (i) Financial Statements.

                           (A) as soon as available, and in any event within 120
                  days after the end of each Fiscal Year of Borrower, a copy of the annual report for such Fiscal Year of Borrower including a copy of the balance sheet of Borrower, in each case, as at the end of such Fiscal Year, together with the related statements of earnings and cash flows for such Fiscal Year, certified by the chief executive officer, chief financial officer or controller of Borrower (which certification shall state that such balance sheet and statements fairly present the financial condition and results of operations for such Fiscal Year in accordance with GAAP), together with a certificate of such officer stating that such officer has obtained no knowledge that a Significant Event or Unmatured Significant Event has occurred and is continuing, or if, in the opinion of such officer, such a Significant Event or Unmatured Significant Event has occurred and is continuing, a statement as to the nature thereof;

                           (B) as soon as available and in any event within 120
                  days after the end of each Fiscal Year of Central Nevada, a balance sheet of Central Nevada as of the end of such year and statements of income and retained earnings and of source and application of funds of Central Nevada, along with consolidating statements, if any, for the period commencing at the end of the previous Fiscal Year and ending with the end of such year, in each case setting forth comparative figures for the previous Fiscal Year, certified without material qualification in a manner satisfactory to Administrator by KPMG LLP or other nationally recognized independent public accountants acceptable to Administrator, together with a certificate of such accounting firm stating that in the course of the regular audit of the business of Central Nevada, which audit was conducted in accordance with GAAP, such accounting firm has obtained no knowledge that a Significant Event or Unmatured Significant Event has occurred and is continuing, or if, in the opinion of such accounting firm, such a Significant Event or Unmatured Significant Event has occurred and is continuing, a statement as to the nature thereof; and

                           (C) as soon as available and in any event within 45
                  days after the end of each fiscal quarter, quarterly balance sheets and quarterly statements of source and application of funds and quarterly statements of income and retained earnings of Central Nevada, certified by the chief executive or financial officer or controller of Central Nevada (which certification shall state that such balance sheets and statements fairly present the financial condition and results of operations for such fiscal quarter, subject to year-end audit adjustments), delivery of which balance sheets and statements shall be accompanied by a certificate of such chief financial officer or controller to the effect that no Significant Event or Unmatured Significant Event has occurred and is continuing.

                  (ii) Reports. On or before the 22nd day of each calendar month and, for so long as Central Nevada shall have thirteen Fiscal Periods in the related Fiscal Year, on or before June 1st (each, a "Reporting Date"), Servicer shall prepare and deliver to Administrator and Lender a report, substantially in the form of Exhibit C or in such other form acceptable to Administrator (a "Period Report"), as of the immediately preceding Period End Date signed by an authorized officer of Servicer. On or before the first Business Day of each week, Servicer shall prepare and deliver to Administrator and Lender a Borrowing Base Certificate, as of the last Business Day of the immediately preceding week signed by an authorized officer of Servicer.

                  (iii) Significant Events. As soon as possible but in any event within three days after any officer of Borrower or Servicer becomes aware of the occurrence of a Significant Event or an Unmatured Significant Event, or a Purchase Termination Event or Incipient Purchase Termination Event under (and as defined in) the Receivables Purchase Agreement, an officer's certificate of Borrower or Servicer, as the case may be, setting forth details of such event and the action that Servicer, Borrower or Originator, as the case may be, proposes to take with respect thereto.

                  (iv) Servicing Certificate. Servicer shall deliver, or cause to be delivered, to Administrator, on or before the date that is 120 days after the end of each Fiscal Year, an officer's certificate signed by the president, chief executive officer or any vice president of Servicer, dated as of the last day of the preceding Fiscal Year, stating that (A) a review of the activities of Servicer during the preceding Fiscal Year and of its performance under this Agreement has been made under such officer's supervision and (B) to the best of such officer's knowledge, based on such review, Servicer has fulfilled its obligations under the Agreement throughout such Fiscal Year and has complied in all respects with the Collection Policy, or, if there has been a default in the fulfillment of any such obligation, specifying each such default known to such officer and the nature and status thereof.

                  (v) Collateral Review. As soon as possible, and in any event within thirty (30) days after the Closing Date, and each October and April thereafter, a report of the independent certified public accountants of Central Nevada (each such report, a "Collateral Review") which satisfies the requirements set forth on Schedule V.

                  (vi) Fiscal Periods. No later than September 30 of each calendar year, an updated Schedule VII, showing each of the Fiscal Periods for the immediately succeeding Fiscal Year.

                  (vii) Special Obligor Downgrade. Promptly after obtaining knowledge thereof, notice that the long term unsecured debt rating of the Special Obligor has been reduced to below BBB- by S&P or Baa3 by Moody's.

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

                  (viii) Depository Account. No later than ten (10) Business Days after the date of the initial Loan, a copy of a Collection Account Agreement with respect to the Depository Account and an updated
         Schedule I, showing the name and address of the Collection Bank with respect to such Depository Account and the related account number.

                  (ix) Other. Promptly, from time to time, such other information, documents, records or reports respecting the Collateral, the Receivables or the condition or operations, financial or otherwise, of Borrower, Originator or Servicer as Administrator may from time to time reasonably request in order to protect the interests of Administrator or Lender under or as contemplated by this Agreement or the other Transaction Documents.

         (f) Use of Proceeds. Borrower shall use the proceeds of the Loans made hereunder solely in connection with the acquisition or funding of Receivables or the repayment of amounts owned under the Originator Note in connection therewith.

         (g) Separate Legal Entity. Borrower hereby acknowledges that Lender and Administrator are entering into the transactions contemplated by this Agreement and the other Transaction Documents in reliance upon Borrower's identity as a legal entity separate from any other Person. Therefore, from and after the date hereof, Borrower shall take all reasonable steps to continue Borrower's identity as a separate legal entity and to make it apparent to third Persons that Borrower is an entity with assets and liabilities distinct from those of any other Person, and is not a division of any other Person. Without limiting the generality of the foregoing and in addition to and consistent with the covenant set forth in Section 9.1(b), Borrower shall take such actions as shall be required in order that:

                  (i) Borrower will be a special purpose corporation whose primary activities are restricted in its certificate of incorporation to owning financial assets and financing the acquisition thereof and conducting such other activities as it deems necessary or appropriate to carry out its primary activities;

                  (ii) Not less than one member of Borrower's Board of Directors (the "Independent Director") shall be an individual who is not, and during the past five (5) years has not been, a director, officer, employee or 5% beneficial owner of the outstanding common stock of any Person or entity beneficially owning any outstanding shares of common stock of Central Nevada, Originator or any Affiliate thereof; provided, however, that an individual shall not be deemed to be ineligible to be an Independent Director solely because such individual serves or has served in the capacity of an "independent director" or similar capacity for special purpose entities formed by Central Nevada, Originator or any of their respective Affiliates. The certificate of incorporation of Borrower shall provide that (A) the Board of Directors shall not approve, or take any other action to cause the filing of, a voluntary bankruptcy petition with respect to Borrower unless the Independent Director shall approve the taking of such action in writing prior to the taking of such action, and (B) such provision cannot be amended without the prior written consent of the Independent Director;

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

                  (iii) Any employee, consultant or agent of Borrower will be compensated from funds of Borrower, as appropriate, for services provided to Borrower and, to the extent any employee, consultant or agent of Borrower is also an employee, consultant or agent of Central Nevada, Originator or any Affiliate thereof, allocate the compensation of such employee, consultant or agent between Borrower and Central Nevada, Originator or such Affiliate, as applicable, on a basis that reflects the services rendered to Borrower, Central Nevada, Originator or such Affiliate, as applicable;

                  (iv) Borrower will allocate and charge fairly and reasonably overhead expenses shared with any other Person. To the extent, if any, that Borrower and any other Person share items of expenses such as legal, auditing and other professional services, such expenses will be allocated to the extent practical on the basis of actual use or the value of services rendered, and otherwise on a basis reasonably related to the actual use or the value of services rendered;

                  (v) Borrower's operating expenses will not be paid by any other Person except as permitted under the terms of this Agreement or otherwise consented to by Administrator and Lender;

                  (vi) Borrower's books and records will be maintained separately from those of any other Person and otherwise in such a manner that such books and records are readily identifiable as its own assets rather than assets of Central Nevada, Originator or any Affiliate thereof;

                  (vii) Borrower's financial statements will be prepared separately from Central Nevada, Originator and Borrower will ensure that any consolidated financial statements of any Person that include Borrower will contain detailed notes clearly stating that (A) all of Borrower's assets are owned by Borrower and such assets will be available first and foremost to satisfy the claims of the creditors of Borrower, and (B) Borrower is a separate corporate entity;

                  (viii) Borrower's assets will be maintained in a manner that facilitates their identification and segregation from those of any other Person;

                  (ix) Borrower will strictly observe corporate formalities as a distinct entity in its dealings with all other Persons and ensure that all corporate actions relating to (A) the selection, maintenance or replacement of the Independent Director, (B) the dissolution or liquidation of Borrower or (C) the initiation of, participation in, acquiescence in or consent to any bankruptcy, insolvency, reorganization or similar proceeding involving Borrower, are duly authorized by unanimous vote of its Board of Directors (including the Independent Director);

                  (x) Except as herein specifically otherwise provided, Borrower will not commingle its funds or other assets with those of any other Person and will only maintain bank accounts or other depository account to which Borrower alone is the account party, into which Borrower alone makes deposits and from which Borrower alone (or Administrator hereunder) has the power to make withdrawals;

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

                  (xi) Borrower shall not, directly or indirectly, be named or enter into an agreement to be named, as a direct or contingent beneficiary or loss payee, under any insurance policy with respect to any amounts payable due to occurrences or events related to any other Person;

                  (xii) Any Person that renders or otherwise furnishes services to Borrower will be compensated thereby at market rates for such services it renders or otherwise furnishes thereto. Borrower will not hold itself out to be responsible for the debts of any other Person or the decisions or actions respecting the daily business and affairs of any other Person and Borrower will not hold out its credit as being available to satisfy the obligations of any other Person or pledge its assets for the benefit of any other Person;

                  (xiii) Borrower will hold itself out to the public and conduct its own business in its own name and require all full-time employees of Borrower, if any, identify themselves as such and not as employees of Central Nevada, Originator or any Affiliate thereof (including, without limitation, by means of providing appropriate employees with business or identification cards identifying such employees as Borrower's employees);

                  (xiv) Borrower will clearly identify its offices (by signage or otherwise) as its offices and, if such office is located in the offices of Central Nevada or Originator, Borrower shall lease such office at a fair market rent;

                  (xv) Borrower will have a separate telephone number, which will be answered only in its name and have separate stationery, invoices, checks and other business forms in its own name;

                  (xvi) Borrower will conduct all transactions with Originator and Servicer strictly on an arm's length basis; and

                  (xvii) Borrower will take such other actions as are necessary on its part to ensure that the facts and assumptions set forth in the opinion issued by the Scudder Law Firm, P.C., L.L.O., as counsel to Borrower, in connection with this Agreement and relating to substantive consolidation issues and in the certificates accompanying such opinion, remain true and correct in all material respects at all times.

         (h) Adverse Claims on Receivables. Defend each Receivable against all claims and demands of all Persons at any time claiming the same or any interest therein adverse to Administrator and the Secured Parties.

         (i) Further Assurances. At their expense, perform all acts and execute all documents reasonably requested by Administrator at any time to evidence, perfect, maintain and enforce the title or the security interest of Administrator in the Receivables and the priority thereof. Borrower hereby authorizes Administrator to execute on behalf of the Seller as debtor and to file financing statements and other filing or recording documents with respect to the Collateral (including any amendments thereto, or continuation or termination statements thereof), without the signature or other authorization of Borrower, in such form and in such offices as Administrator reasonably determines appropriate to perfect or maintain the perfection of the security interest of the Administrator hereunder. Borrower and Servicer shall cause its computer records, master data processing records and other books and records relating to the Receivables to be marked, with a legend stating that the Receivables have been sold to Borrower and that the Collateral has been pledged to Administrator for the benefit of the Secured Parties.

         (j) Servicing. Servicer shall use all reasonable measures to prevent or minimize any loss being realized on a Receivable and shall take all reasonable steps to recover the full amount of such loss. Servicer shall follow such practices and procedures for servicing the Receivables as would be customary and usual for a prudent servicer under similar circumstances, including using reasonable efforts to realize upon any recourse to the Obligors.

         (k) Inspection. Servicer and Borrower shall permit Lender, Administrator or their duly authorized representatives, attorneys or auditors to inspect the Receivables, the Receivable Files, Documents and the related accounts, records and computer systems, software and programs used or maintained by Borrower or Servicer at such times as Lender or Administrator may reasonably request; provided, that all inspections occurring after a Significant Event has occurred shall be at the expense of Borrower. Upon instructions from Lender or Administrator, Borrower or Servicer shall release any Document to Lender or Administrator, as the case may be.

         (l) Cooperation. Borrower and Servicer shall provide such cooperation, information and assistance, and prepare and supply Administrator with such data regarding the performance by the Obligors of their obligations under the Receivables and the performance by Borrower and Servicer of their respective obligations under the Transaction Documents, as may be reasonably requested by Administrator from time to time.

         (m) Facility. Servicer shall maintain its facility from which it services the Receivables in its present condition, ordinary wear and tear excepted, or such other facility of similar quality, security and safety as Servicer may select from time to time. Servicer shall make all property tax payments, lease payments and all other payments with respect to such facility. Servicer shall (i) ensure that Administrator shall have complete and unrestricted access, at Servicer's expense, to such facility and all computers and other systems relating to the servicing of the Receivables and all persons employed at such facility, (ii) use its best efforts to retain the employees based at such facility to provide assistance to Administrator and (iii) continue to store on a daily basis all back-up files relating to the Receivables and the servicing of the Receivables at the facilities of Central Nevada, or such other storage facility of similar quality, security and safety as Servicer may select from time to time, in the case of each of clauses (i), (ii) and (iii) until the receipt of all Collections in respect of all Receivables or all Receivables have been written off in accordance with the Collection Policy.

         (n) Accounts. Borrower shall not maintain any bank accounts other than the Collection Account and the Depository Account described on Schedule I. Except as set forth in the last sentence of Section 11.2(c)(ii) Borrower shall not make, nor will it permit Originator or Servicer to make, any change in its instructions to Obligors regarding payments to be made to a LockBox. Neither Borrower nor Servicer shall, nor will it permit Originator to, add any Collection Account Bank, Depository Account or Collection Account, to those listed on Schedule I unless Administrator shall have consented thereto and received a copy of any new duly executed Collection Account Agreement. Neither Borrower nor Servicer shall, nor will it permit Originator to, terminate any Collection Account Bank or close any Collection Account or Depository Account unless Administrator shall have received at least thirty (30) days prior notice of such termination.

         SECTION 9.2 NEGATIVE COVENANTS OF BORROWER AND SERVICER.

         From the date hereof until the first day, following the Commitment Termination Date, on which all Obligations shall have been finally and fully paid and performed, each of Borrower and Servicer hereby covenants and agrees.

         (a) Sales, Liens, Etc. Except pursuant to, or as contemplated by, the Transaction Documents, Borrower shall not sell, assign (by operation of law or otherwise) or otherwise dispose of, or create or suffer to exist voluntarily or, for a period in excess of 5 days, involuntarily any Adverse Claims upon or with respect to any of its assets, including, without limitation, the Collateral, any interest therein or any right to receive any amount from or in respect thereof; provided however, that Borrower may sell, assign or otherwise dispose of all or any part of the Collateral on any day with the prior written consent of Administrator and the Rating Agencies (which consent may be withheld for any reason or no reason).

         (b) Mergers, Acquisitions, Sales, Subsidiaries, Etc.

                  (i) Certain Restrictions on Borrower. Borrower shall not:

                           (A) be a party to any merger or consolidation, or
                  directly or indirectly purchase or otherwise acquire all or substantially all of the assets or any stock of any class of, or any partnership or joint venture interest in, any other Person, except for Permitted Investments, or sell, transfer, assign, convey or lease any of its property and assets (or any interest therein) other than pursuant to, or as contemplated by, this Agreement or the other Transaction Documents;

                           (B) make, incur or suffer to exist an investment in,
                  equity contribution to, loan or advance to, or payment obligation in respect of the deferred purchase price of property from, any other Person, except for Permitted Investments or pursuant to the Transaction Documents;

                           (C) create any direct or indirect Subsidiary or
                  otherwise acquire direct or indirect ownership of any equity interests in any other Person other than pursuant to the Transaction Documents; or

                           (D) enter into any transaction with any Affiliate
                  except for the transactions contemplated by the Transaction Documents and other transactions upon fair and reasonable terms materially no less favorable to Borrower than would be obtained in a comparable arm's length transaction with a Person not an Affiliate.

         (c) Change in Business Policy: Change in Collection Policy. Borrower shall not make any change in the character of its business. Neither Borrower nor Servicer shall make any change in the Collection Policy that could adversely affect the collectibility of any Receivable.

         (d) Other Debt. Borrower shall not incur any Debt to any Person other than pursuant to this Agreement, the Receivables Purchase Agreement or otherwise in connection with a transaction involving Lender, Bank, any Credit Bank, any Liquidity Bank or any other Persons providing liquidity or credit support to Lender.

         (e) Certificate of Incorporation and By-Laws. Borrower shall not amend its certificate of incorporation or by-laws.

         (f) Chief Executive Office and Jurisdiction of Organization. The jurisdiction of organization, principal place of business and chief executive office of each of Borrower and Servicer is located at the address referred to on
Schedule VI to this Agreement. Originals or duplicates of documents and records evidencing all Receivables are kept at, and only at, said offices, and neither Borrower nor Servicer shall move its jurisdiction of organization, chief executive office or permit the documents and records evidencing the Receivables to be moved unless (i) Borrower or Servicer, as the case may be, shall have given to Administrator at least forty-five (45) days' prior written notice thereof, clearly describing the new location, and (ii) at least ten (10) days prior to such change, Borrower shall have taken such action, satisfactory to Administrator, to maintain the title or ownership of Borrower and any security interest of Administrator in the Collateral at all times fully perfected and in full force and effect. Servicer shall not, in any event, move the location where it conducts the servicing and collection of the Receivables from the address referred to on Schedule VI to this Agreement, without the prior written consent of Administrator, which consent shall not be unreasonably withheld.

         (g) Financing Statements. Borrower shall not execute any effective financing statement (or similar statement or instrument of registration under the laws of any jurisdiction) or statements relating to any Receivables other than the financing statements described in Section 7.1(e).

         (h) Business Restrictions. Without the prior written consent of Administrator and the Rating Agencies in each case (which consent may be withheld for any reason or no reason), Borrower shall not (i) engage in any business or transactions, or be a party to any documents, agreements or instruments, other than the Transaction Documents or those incidental to the purposes thereof, or (ii) make any expenditure for any assets (other than Receivables) if such expenditure, when added to other such expenditures made during the same calendar year would, in the aggregate, exceed $10,500; provided, however, that the foregoing will not restrict Borrower's ability to pay servicing compensation as provided herein and, so long as no Significant Event or Unmatured Significant Event shall have occurred and be continuing, and that Borrower's tangible net worth, after giving effect thereto, shall not be less than $3,000,000, Borrower's ability to pay amounts due on the Originator Note or other payments or distributions legally made to Borrower's equity owners.

                                    ARTICLE X
                       SIGNIFICANT EVENTS AND THEIR EFFECT

SECTION 10.1 EVENTS OF DEFAULT.

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

         Each of the following shall constitute an Event of Default (an "Event of Default") under this Agreement:

         (a) Non-Payment of Loans, Etc. Borrower shall fail to make any payment when due of any principal of or interest on any Loan, or payment of any other amount payable by Borrower hereunder, including, without limitation, interest on any Loan or any Fees, or shall fail to make any deposit required to be made hereunder when due and such failure shall continue for three (3) Business Days.

         (b) Non-Compliance with Other Provisions. Borrower shall fail to perform or observe any other term, covenant or agreement contained in this Agreement or any other Transaction Document on its part to be performed or observed and any such failure shall remain unremedied for thirty (30) days after Borrower has knowledge thereof.

         (c) Breach of Representations and Warranties. Any representation or warranty of Borrower made or deemed to have been made hereunder or in any other Transaction Document or any other writing or certificate furnished by or on behalf of Borrower to Administrator or Lender for purposes of or in connection with this Agreement or any other Transaction Document shall prove to have been false or incorrect in any material respect when made or deemed to have been made, and shall continue to be false or incorrect for a period of thirty (30) days after Borrower has knowledge thereof.

         (d) Bankruptcy. An Event of Bankruptcy shall have occurred and remained continuing with respect to Borrower.

         (e) Tax Liens. The IRS shall file notice of a lien pursuant to Section 6323 of the Code with regard to any of the assets of Borrower, and such lien shall not have been released within five (5) Business Days.

SECTION 10.2 AMORTIZATION EVENTS.

         Each of the following shall constitute an Amortization Event (an "Amortization Event") under this Agreement:

         (a) Servicer Event of Default. A Servicer Event of Default shall have occurred and remained continuing.

         (b) Borrowing Base Deficit. A Borrowing Base Deficit shall exist and such condition shall continue unremedied for three (3) Business Days.

         (c) Default Ratio. The Default Ratio shall be equal to or exceed 5.5% on a rolling three (3) Due Period average basis.

         (d) Delinquency Ratio. The Delinquency Ratio shall be equal to or exceed 6.0% on a rolling three (3) Due Period average basis.

         (e) Dilution Ratio. The Dilution Ratio shall be equal to or exceed 5.5% on a rolling three (3) Due Period average basis.

         (f) Accounts Receivable Turnover Ratio. The Accounts Receivable Turnover Ratio is less than 6.5 for any Due Period.

         (g) Event of Default. An Event of Default shall have occurred and remained continuing;

         (h) Validity of Transaction Documents. (i) Any Transaction Document, or any lien or security interest granted thereunder, shall (except in accordance with its terms), in whole or in part, terminate, cease to be effective or cease to be the legally valid, binding and enforceable obligation of Borrower, Servicer or Originator party to such Transaction Document, (ii) Borrower, Originator or Servicer shall, directly or indirectly, contest in any manner such effectiveness, validity, binding nature or enforceability or (iii) any security interest securing any Obligation shall, in whole or in part, cease to be a perfected first priority security interest.

         SECTION 10.3 EFFECT OF SIGNIFICANT EVENT.

         (a) Optional Termination. Upon the occurrence of a Significant Event (other than an Event of Default described in Section 10.1(d)), Administrator may, and at the request of Lender shall, by notice to Borrower (a copy of which shall be promptly forwarded by Administrator to each Rating Agency), declare all or any portion of the outstanding principal amount of the Loans and other Obligations to be due and payable and/or Lender's Commitment (if not theretofore terminated) to be terminated by declaring the Commitment Termination Date to have occurred, whereupon the full unpaid amount of such Loans and other Obligations which shall be so declared due and payable shall be and become immediately due and payable, without further notice, demand or presentment, and/or, as the case may be, Lender's Commitment shall terminate.

         (b) Automatic Termination. Upon the occurrence of an Event of Default described in Section 10.1(d)), the Commitment Termination Date shall be deemed to have occurred automatically, and all outstanding Loans and all other Obligations shall become immediately and automatically due and payable, all without presentment, demand, protest, or notice of any kind.

         (c) Notice to Rating Agencies. Administrator shall notify each Rating Agency of the occurrence of any continuing Significant Event, promptly following its actual knowledge thereof.

                                   ARTICLE XI
                                  THE SERVICER

         SECTION 11.1 CENTRAL AS INITIAL SERVICER.

         The servicing, administering and collection of the Receivables shall be conducted by the Person designated from time to time as Servicer hereunder. Until such time as Administrator shall notify Central Nevada in writing pursuant to Section 11.6 hereof of the revocation of such power and authority, Borrower, Lender and Administrator hereby appoint Central Nevada, and Central Nevada hereby agrees to act, as Servicer hereunder. Originator agrees to act as subservicer for the purpose of performing certain duties and obligations with respect to all Receivables purchased by Borrower from Originator pursuant to the terms of the Receivables

Purchase Agreement. In so acting as subservicer, Originator shall comply with, and agrees to be bound by, all of the terms and provisions of this Agreement applicable to Originator in the performance of its duties as subservicer; provided, however, that Originator (i) shall cease to act as subservicer upon the termination of the Servicer pursuant to Section 11.6, (ii) shall receive a servicing fee payable from Servicer, and (iii) shall not be bound by, or be deemed to have made, any of the representations, warranties or covenants in
Article VIII except as expressly provided in the Receivables Purchase Agreement.

         SECTION 11.2 CERTAIN DUTIES OF SERVICER.

         (a) Authorization to Act as Borrower's Agent. Borrower hereby appoints Servicer as its agent for the following purposes: (i) selecting the amount of each requested Loan and executing Borrowing Requests on behalf of Borrower, (ii) making transfers among, deposits to and withdrawals from all deposit accounts of Borrower for the purposes described in the Transaction Documents, (iii) arranging payment by Borrower of all Fees, expenses, other Obligations and other amounts payable under the Transaction Documents, (iv) causing the repayment and prepayment of the Loans as required or permitted pursuant to Section 4.1 and (v) executing and preparing the Period Reports; provided, however, that Servicer shall act in such capacity only as an agent of Borrower and shall incur thereby no additional obligations with respect to any Loan. Borrower irrevocably agrees that (A) it shall be bound by all proper actions taken by Servicer pursuant to the preceding sentence, and (B) Lender, Administrator and the banks holding all deposit accounts of Borrower are entitled to accept submissions, determinations, selections, specifications, transfers, deposits and withdrawal requests, and payments from Servicer on behalf of Borrower.

         (b) Central Nevada to Act as Servicer. (i) Servicer shall service and administer the Receivables on behalf of Borrower and Administrator (for the benefit of the Secured Parties) and shall have full power and authority, acting alone and/or through subservicers as provided in Section 11.2(b)(iii), to do any and all things which it may deem reasonably necessary or desirable in connection with such servicing and administration and which are consistent with this Agreement. Consistent with the terms of this Agreement, Servicer may waive, modify or vary any term of any Receivable or consent to the postponement of strict compliance with any such term or in any manner, grant indulgence to any Obligor if, in Servicer's reasonable determination, such waiver, modification, postponement or indulgence is not materially adverse to the interests of Borrower or Administrator (for the benefit of the Secured Parties); provided, however, that Servicer may not permit any modification with respect to any Receivable that would reduce the Unpaid Balance (except for actual payments thereof), or extend the due date thereof, except that Servicer may take such actions with respect to Defaulted Receivables if such actions will, in Servicer's reasonable business judgment, maximize the Collections thereof. Without limiting the generality of the foregoing, Servicer in its own name or in the name of Borrower is hereby authorized and empowered by Borrower when Servicer believes it appropriate in its best judgment to execute and deliver, on behalf of Borrower, any and all instruments of satisfaction or cancellation, or of partial or full release or discharge and all other comparable instruments, with respect to the Receivables.

                  (ii) Servicer shall service and administer the Receivables by employing such procedures (including collection procedures) and degree of care, in each case consistent with applicable law, with the Collection Policy and with prudent industry standards, as are customarily employed by Servicer in servicing and administering receivables owned or serviced by Servicer comparable to the Receivables. Servicer shall not take any action to impair Administrator's (for the benefit of the Secured Parties) security interest in any Receivable, except to the extent allowed pursuant to this Agreement or required by law.

                  (iii) Servicer may perform any of its duties pursuant to this Agreement, including those delegated to it pursuant to this Agreement, through subservicers appointed by Servicer, provided that such subservicing arrangements may be terminated, at Administrator's discretion, upon the replacement of Central Nevada as Servicer. Such subservicers may include Affiliates of Servicer. Notwithstanding any such delegation of a duty, Servicer shall remain obligated and liable for the performance of such duty as if Servicer were performing such duty.

                  (iv) Servicer may take such actions as are necessary to discharge its duties as Servicer in accordance with this Agreement, including the power to execute and deliver on behalf of Borrower such instruments and documents as may be customary, necessary or desirable in connection with the performance of Servicer's duties under this Agreement (including consents, waivers and discharges relating to the Receivables).

                  (v) Servicer shall keep separate records covering the transactions contemplated by this Agreement, including the identity and collection status of each Receivable purchased by Borrower from Originator and the Originator Payables.

         (c) Collections. (i) On or prior to the Closing Date, Borrower and Servicer shall have established and shall maintain thereafter the following system of collecting and processing Collections of Receivables. The Obligors shall be instructed to make payments of Receivables by wire transfer to the Collection Account, the Depository Account or by check mailed to a post office box listed on Schedule I (each a "LockBox" and collectively, the "LockBoxes") (such payments, upon receipt in a LockBox being referred to herein as "Mail Payments").

                  (ii) On or prior to the Closing Date, Administrator shall have received a consent to assignment of the assignment of each Depository Account to Administrator. Servicer's right of access thereto shall be revocable at the option of Administrator upon the occurrence of Unmatured Significant Event or Significant Event. In addition, after the occurrence of any Unmatured Significant Event or any Significant Event, Servicer agrees that it shall, upon the written request of Administrator, notify all Obligors under Receivables to make payment thereof to (A) one or more bank accounts and/or post-office boxes designated by Administrator and specified in such notice or (B) any successor Servicer appointed hereunder.

                  (iii) Servicer shall remove all Mail PaymentS, or cause all Mail Payments to be removed, from each LockBox by the close of business on each Business Day and deposited into the Collection Account or the Depository Account. Servicer shall cause all payments received directly by Servicer, Originator or otherwise (including, without limitation, all payments received at any local terminal of Servicer or Originator) to be deposited in the Depository Account or the Collection Account within one (1) Business

         Day after receipt thereof. Servicer shall process all such Mail Payments, and all wire transfers, ACH payments and other payments on the date received by recording the amount of the payment received from the Obligor and the applicable account or invoice number.

                  (iv) All Collections received by Originator or Servicer in respect of Receivables will, pending remittance to the Collection Account or the Depository Account as provided herein, be held by Originator or Servicer in trust for the exclusive benefit of Administrator, and shall not be commingled with any other funds or property of Originator or Servicer.

                  (v) Borrower and Servicer hereby irrevocably waive any right to set off against, or otherwise deduct from, any Collections.

                  (vi) In performing its duties and obligations hereunder, Servicer (A) shall not impair the rights of Borrower or Administrator in any Receivable, (B) shall not amend the terms of any Receivable other than in accordance with the Collection Policy and this Agreement, and (C) shall be entitled to commence or settle any legal action to enforce collection of any Receivable. In the event that Servicer shall breach any of its covenants set forth in clause (A), (B) or (C) of this
         Section 11.2(c)(vi), Servicer shall pay the Unpaid Balance of each Receivable affected thereby on the Distribution Date following the Due Period in which such event occurs. For the purposes of Section 11.7 hereof, Servicer shall not be deemed to have breached its obligations under this Section 11.2(c)(vi) unless it shall fail to make such payment with respect to any Receivable affected by Servicer's noncompliance with clause (A), (B) or (C) of this Section 11.2(c)(vi).

                  (vii) All payments or other amounts collected or received by Servicer in respect of a Receivable shall be applied to the Unpaid Balance of such Receivable.

         (d) Collection Account. (i) On any Business Day, Borrower may withdraw, or permit Servicer to withdraw, for any purpose or use permitted hereby, including, without limitation, paying the purchase price of Receivables acquired by Borrower under the Receivables Purchase Agreement, funds that are on deposit in the Collection Account or the Depository Account, provided that (A) no Significant Event or Unmatured Significant Event has occurred and is continuing and (B) the Commitment Termination Date has not occurred. On the first Business Day of each week, the Servicer shall deliver a certificate to Administrator, which certificate shall be substantially in the form of Exhibit H hereto and which shall certify to the Administrator that (x) the requirements set forth in clauses (A) and (B) of the immediately proceeding sentence were satisfied with respect to each withdrawal made from the Collection Account or the Depository Account, as the case may be, on any day during the immediately preceding week and (y) after giving effect to all withdrawals made during the immediately preceding week, no Borrowing Base Deficit exists or has occurred and, as of the last day of the previous week, there were funds in the Collection Account at least equal to the interest on the Loans and the Fees accrued through such date.

                  (ii) Prior to 3:00 p.m., New York time, on the Business Day preceding each Distribution Date (a "Deposit Date"), the Servicer shall deposit or cause to be deposited in the Collection Account, to the extent not already on deposit therein, an amount equal to, without duplication, the lesser of (1) (I) the aggregate amount of all Collections received during the immediately preceding Due Period, plus
         (II) the aggregate amounts due from Servicer on such Distribution Date pursuant to Section 11.2(c)(vi) hereof, plus (III) the aggregate amount of Originator Payables paid on such Distribution Date and (2) the amounts due on such Distribution Date pursuant to clauses first through sixth of Section 4.2(b), and the remainder of the Collections from such Due Period shall be applied pursuant to the Receivables Purchase Agreement, provided that if a Significant Event or Unmatured Significant Event shall exist on such Distribution Date or the Commitment Termination Date has occurred, then the Servicer shall deposit all of the amounts described in this Section 11.2(d)(ii) in the Collection Account on such Deposit Date.

                  (iii) Servicer shall distribute the amounts on deposit in the Collection Account in accordance with Section 4.2 hereof.

                  (iv) Funds deposited in the Collection Account or the Depository Account may be invested by Servicer in Permitted Investments that mature not later than the Business Day next preceding the Distribution Date. All income, gain or losses realized from any such investment shall be credited or debited (as applicable) to the balance of the Collection Account or the Depository Account, as the case may be. Servicer shall have no obligation to reimburse the Collection Account or the Depository Account, as the case may be, for any losses realized by reason of such investments.

                  (v) On any day on which a Borrowing Base Deficit shall exist, the Servicer shall cause an amount of Collections equal to such Borrowing Base Deficit to be set aside and retained in the Collection Account for application in accordance with this subsection (d). Such funds shall be held in the Collection Account until the earlier of (i) any prepayment made pursuant to the provisions of Section 4.1(d) and
         (ii) any payment made pursuant to the provisions of Section 4.2(a) or 4.2(b), as the case may be.

         SECTION 11.3 SERVICING COMPENSATION.

         Servicer, as compensation for its activities hereunder, shall be entitled to receive the Servicing Fee, which shall be payable by Borrower on each Distribution Date from funds on deposit in the Collection Account in accordance with Section 4.2. Servicer shall be required to pay all expenses incurred by it in connection with its servicing activities hereunder (including payment of the fees and expenses of any subservicer) and shall not be entitled to reimbursement therefor except as specifically provided herein.

         SECTION 11.4 AGREEMENT NOT TO RESIGN.

         Central Nevada acknowledges that Lender and Administrator have relied on Central Nevada's agreement to act as Servicer hereunder in their respective decisions to execute and deliver the respective Transaction Documents to which they are parties. In recognition of the foregoing, Central Nevada agrees not to resign as Servicer voluntarily, except as required by law (as evidenced by the delivery of an outside opinion of counsel to Administrator, in form and substance satisfactory to Administrator), without the prior written consent of Administrator.

         SECTION 11.5 DESIGNATION OF SERVICER.

         Borrower agrees not to designate any Person other than Central Nevada as Servicer without the prior written consent of Administrator.

         SECTION 11.6 TERMINATION.

         The authorization of Servicer to act on behalf of Borrower under this Agreement and the other Transaction Documents shall terminate at the sole discretion of Administrator upon the replacement of Servicer by a successor Servicer selected by Administrator.

         SECTION 11.7 SERVICER EVENTS OF DEFAULT.

         Each of the following shall constitute a Servicer Event of Default (a "Servicer Event of Default") under this Agreement:

         (a) failure by the Servicer to make any payments required to be made by it hereunder on the day on which such payment is required to be made and such failure continues for three (3) Business Days;

         (b) failure on the part of the Servicer to observe or perform in any respect any other covenants or agreements of the Servicer contained herein (other than as described in clause (a) above) which continues unremedied for a period of thirty (30) days after Servicer has knowledge thereof;

         (c) the delegation by the Servicer of its duties hereunder;

         (d) any representation, warranty or certification made by the Servicer herein proves to have been incorrect when made;

         (e) so long as Central Texas is the subservicer pursuant to Section 11.1, the Net Worth of Central Texas shall be less than or equal to the sum of
(i) $25,000,000 plus (ii) 50% of Consolidated Net Income on a cumulative basis for the third, sixth, ninth and thirteenth Fiscal Periods, commencing after the Closing Date, plus (iii) 100% of the net proceeds from any equity offering of Central Nevada, calculated quarterly on the last day of each fiscal quarter;

         (f) an Event of Bankruptcy shall have occurred with respect to the Servicer or Originator;

         (g) a final judgment or judgments for the payment of money in excess of $10,000 in the aggregate shall have been rendered against Borrower or $1,000,000 in the aggregate shall have been rendered against Central Nevada and the same shall have remained unsatisfied and in effect, without stay of execution, for a period of 30 consecutive days after the period for appellate review shall have elapsed; or

         (h) Central Nevada or Originator shall fail to pay any Debt in excess of $1,000,000 when due, or a default shall have occurred and be continuing with respect to any such Debt, which default results in, or would permit, the acceleration of such Debt.

         At any time during the continuance of any Servicer Event of Default, Administrator may, in its sole discretion, notify Servicer in writing of the revocation of its appointment as Servicer hereunder. Upon revocation of Servicer's appointment hereunder, Administrator shall appoint a successor Servicer.

         Servicer agrees that upon receipt of written notification from Administrator of the revocation of Servicer's appointment as Servicer hereunder, Servicer shall upon the written request of Administrator (which request may be contained in the notification of revocation) (i) notify all Obligors under the Receivables to make payment thereof to a bank account(s) or post office box designated by Administrator and specified in such notice, and (ii) pay to Administrator (or its designee) immediately all Collections then held or thereafter received by Servicer or Originator of Receivables, together with all other payment obligations of the Servicer hereunder owing to Lender or Administrator.

         Servicer shall, at its sole cost and expense, cooperate with and assist the successor Servicer (including, without limitation, providing access to, and transferring, all Receivable Files and all records (including data-processing records) relating thereto (which shall be held in trust for the benefit of the parties hereto in accordance with their respective interests)) and allowing the successor Servicer to use all licenses, hardware or software necessary or desirable to collect the Receivables). Central Nevada irrevocably agrees to act (if requested to do so) as the data-processing agent for the successor Servicer (in substantially the same manner as Central Nevada conducted such data-processing functions while it acted as Servicer).

                                   ARTICLE XII
                                  ADMINISTRATOR

         SECTION 12.1 AUTHORIZATION AND ACTION.

         Lender hereby appoints SunTrust Capital Markets, Inc. as its Administrator for purposes of the Transaction Documents and authorizes SunTrust Capital Markets, Inc. in such capacity to take such action on its behalf under each Transaction Document and to exercise such powers hereunder and thereunder as are delegated to SunTrust Capital Markets, Inc., as Administrator, by the terms hereof and thereof, together with such powers as are reasonably incidental thereto.

         SECTION 12.2 ADMINISTRATOR AND AFFILIATES.

         Bank and any of its Affiliates may generally engage in any kind of business with Borrower, Bank, Servicer, any Obligor, any of their respective Affiliates and any Person who may do business with or own securities of Borrower, Bank, Servicer, any Obligor or any of their respective Affiliates, all as if SunTrust Capital Markets, Inc. were not Administrator and without any duty to account therefor to Lender.

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

                                  ARTICLE XIII
                                   ASSIGNMENTS

         SECTION 13.1 RESTRICTIONS ON ASSIGNMENTS.

         Neither Borrower nor Servicer may delegate any of its duties, or assign its rights, hereunder or any interest herein without the prior written consent of Administrator and Lender. Lender may not assign its rights hereunder, any Loan or the Lender Note (or any portion thereof) to any Person without the prior written consent of Borrower; provided, however, that:

         (a) Lender may assign, or grant a security interest in, all or any portion of the Loans and the Lender Note to Credit Bank, any Liquidity Bank (or any successor of any thereof by merger, consolidation or otherwise), any Affiliate of Credit Bank or any Liquidity Bank in connection with a draw under the Liquidity Agreement or a Credit Advance (which may then assign all or any portion thereof so assigned or any interest therein to such party or parties as it may choose); and

         (b) Lender may assign any Loan to any other Person proposed by Lender and consented to by Borrower (such consent not to be unreasonably withheld). Administrator shall promptly provide notice of any such assignment to each Rating Agency.

Within five (5) Business Days after notice to Borrower of any proposed assignment by Lender for which Borrower's consent is required, Borrower agrees to advise Administrator of its consent or non-consent thereto. If Borrower does not consent to such assignment Lender may immediately assign the Loan (or portion thereof) that was subject to such proposal to Bank, any Liquidity Bank or any Affiliate of Bank or any Liquidity Bank. Subject to Section 13.2, all of the aforementioned assignments shall be upon such terms and conditions as Lender and the assignee may mutually agree.

         SECTION 13.2 DOCUMENTATION.

         Lender shall deliver to each assignee an assignment, in such form as Lender and the related assignee may agree, duly executed by Lender, assigning any such Loan to the assignee, and Lender shall promptly execute and deliver all further instruments and documents, and take all further action, that the assignee may reasonably request, in order to perfect, protect or more fully evidence the assignee's right, title and interest in and to such Loan, and to enable the assignee to exercise or enforce any rights hereunder or under the Lender Note evidencing such Loan.

         SECTION 13.3 RIGHTS OF ASSIGNEE.

         Upon the foreclosure of any assignment of any Loans made for security purposes, or upon any other assignment of any Loan from Lender pursuant to this
Article XIII, the respective assignee receiving such assignment shall have all of the rights of Lender hereunder to the extent of such assignment with respect to such Loans and all references to Lender in Section 6.1 shall be deemed to apply to such assignee to the extent of such assignment.

         SECTION 13.4 NOTICE OF ASSIGNMENT.

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Lender shall provide notice to Borrower of any assignment hereunder by Lender to any assignee. Lender authorizes Administrator to, and Administrator agrees that it shall, endorse the Lender Note to reflect any assignments made pursuant to this Article XIII or otherwise.

                                   ARTICLE XIV
                                 INDEMNIFICATION

         SECTION 14.1 GENERAL INDEMNITY OF BORROWER.

         Without limiting any other rights which any such Person may have hereunder or under applicable law, Borrower hereby agrees to indemnify Administrator, Lender, Servicer, each Liquidity Bank, each Credit Bank, Bank, each of Bank's Affiliates and each of their respective successors, transferees, participants and assigns and all officers, directors, shareholders, controlling persons, employees and agents of any of the foregoing (each of the foregoing Persons being individually called an "Indemnified Party"), forthwith on demand, on an after-tax basis, from and against any and all damages, losses, claims, liabilities and related costs and expenses, including reasonable attorneys' fees and disbursements (all of the foregoing being collectively called "Indemnified Amounts") awarded against or incurred by any of them arising out of or relating to any Transaction Document or the transactions contemplated thereby, any commingling of funds (whether or not permitted hereunder), or the use of proceeds therefrom by Borrower, including (without limitation) in respect of the funding of any Loan or in respect of any Receivable; excluding, however, (i) Indemnified Amounts to the extent determined by a court of competent jurisdiction to have resulted from gross negligence or willful misconduct on the part of such Indemnified Party and (ii) any tax upon or measured by net income (except those described in Section 6.1(a)) on any Indemnified Party.

         SECTION 14.2 INDEMNITY OF SERVICER.

         Without limiting any other rights which any such Person may have hereunder or under applicable law, Central Nevada as Servicer, hereby agrees to indemnify each Indemnified Party forthwith on demand, on an after-tax basis, from and against any and all Indemnified Amounts awarded against or incurred by any of them arising from, or related to, the negligence or willful misconduct of Central Nevada, the inaccuracy of any representation or warranty of Central Nevada, or the failure of Central Nevada to perform its obligations under any Transaction Document; excluding, however, (i) Indemnified Amounts to the extent determined by a court of competent jurisdiction to have resulted from gross negligence or willful misconduct on the part of such Indemnified Party, (ii) Indemnified Amounts to the extent solely due to non-payment by any Obligor of an amount due and payable with respect to a Receivable for credit reasons, and
(iii) any tax upon or measured by net income on any Indemnified Party.

                                   ARTICLE XV
                                  MISCELLANEOUS

         SECTION 15.1 NO WAIVER; REMEDIES.

         No failure on the part of Lender, Administrator, any Indemnified Party or any Affected Party to exercise, and no delay in exercising, any right, power or remedy hereunder shall operate as a waiver thereof; nor shall any single or partial exercise by any of them of any right, power or

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

remedy hereunder preclude any other or further exercise thereof, or the exercise of any other right, power or remedy. The remedies herein provided are cumulative and not exclusive of any remedies provided by law. Without limiting the foregoing, each of Bank, each Credit Bank and each Liquidity Bank is hereby authorized by Borrower at any time and from time to time, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other indebtedness at any time owing by Bank, such Credit Bank or such Liquidity Bank to or for the credit or the account of Borrower, now or hereafter existing under this Agreement, to Administrator, any Affected Party, any Indemnified Party, or Lender or their respective successors and assigns.

         SECTION 15.2 AMENDMENTS, ETC.

         No amendment, modification or waiver of, or consent with respect to, any provision of this Agreement and any Schedules hereto, or the Lender Note shall in any event be effective unless the same shall be in writing and signed and delivered by (i) Borrower, Servicer, Administrator and Lender (with respect to an amendment), or (ii) Administrator and Lender (with respect to a waiver or consent by them) or Servicer or Borrower (with respect to a waiver or consent by them), as the case may be, and then any such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided, however, that no material amendment of this Agreement (other than an amendment to extend the Scheduled Commitment Termination Date) shall be effective unless Lender (or Administrator on its behalf) shall have received written confirmation by the Rating Agencies that such amendment shall not cause the rating on the then outstanding Commercial Paper Notes to be downgraded or withdrawn. Administrator shall provide each Rating Agency with a copy of each amendment to or consent or waiver under this Agreement promptly following the effective date thereof.

         SECTION 15.3 NOTICES, ETC.

         All notices and other communications provided for hereunder shall, unless otherwise stated herein, be in writing (including facsimile communication) and shall be personally delivered or sent by certified mail, postage prepaid, or by facsimile, to the intended party at the address or facsimile number of such party set forth opposite its name on Schedule VI hereto or at such other address or facsimile number as shall be designated by such party in a written notice to the other parties hereto. All such notices and communications shall be effective, (i) if personally delivered, when received,
(ii) if sent by certified mail, three (3) Business Days after having been deposited in the mail, postage prepaid, (iii) if sent by overnight courier, one
(1) Business Day after having been given to such courier, and (iv) if transmitted by facsimile, when sent, receipt confirmed by telephone or electronic means, except that notices and communications pursuant to Section 2.2 shall not be effective until received.

         SECTION 15.4 COSTS, EXPENSES AND TAXES.

         In addition to its obligations under Section 14.1, Borrower agrees to pay on demand:

         (a) all costs and expenses incurred by Administrator, Lender, each Liquidity Bank, each Credit Bank and Servicer in connection with (i) the preparation, execution, delivery, administration and enforcement of, or any breach of, this Agreement, the Lender Note, the other

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

Transaction Documents, the Liquidity Agreement and, to the extent directly related to this Agreement, the Program Documents (including any amendments or modifications of or supplements to the Program Documents directly related to this Agreement), including, without limitation, the reasonable fees and expenses of counsel to any of such Persons incurred in connection therewith, (ii) the perfection of Administrator's security interest in the Collateral, (iii) the maintenance of the Collection Account, (iv) the audit of the books, records and procedures of Originator, Servicer and Borrower by Administrator's auditors (which may be employees of Administrator), and (v) Rating Agency fees related to the transactions contemplated by this Agreement; and

         (b) all stamp and other taxes and fees payable or determined to be payable in connection with the execution, delivery, filing and recording of this Agreement, the Lender Note, the other Transaction Documents, or (to the extent directly related to this Agreement) the Program Documents, and agrees to indemnify each Indemnified Party against any liabilities with respect to or resulting from any delay in paying or omission to pay such taxes and fees.

         SECTION 15.5 BINDING EFFECT; SURVIVAL.

         This Agreement shall be binding upon and inure to the benefit of Borrower, Bank, Central Nevada, Lender, Administrator, and their respective successors and assigns, and the provisions of Article VI and Article XIV shall inure to the benefit of the Affected Parties and the Indemnified Parties, respectively, and their respective successors and assigns; provided, however, nothing in the foregoing shall be deemed to authorize any assignment not permitted by Article XIII. This Agreement shall create and constitute the continuing obligations of the parties hereto in accordance with its terms, and shall remain in full force and effect until such time, after the Commitment Termination Date, when all Obligations have been finally and fully paid and performed. The rights and remedies with respect to any breach of any representation and warranty made by Borrower or Servicer pursuant to Article VIII and the indemnification and payment provisions of Article XIV and Article VI, Sections 15.4, 15.11 and 15.12 shall be continuing and shall survive any termination of this Agreement and any termination of Central Nevada's rights to act as Servicer hereunder or under any other Transaction Document.

         SECTION 15.6 CAPTIONS AND CROSS REFERENCES.

         The various captions (including, without limitation, the table of contents) in this Agreement are provided solely for convenience of reference and shall not affect the meaning or interpretation of any provision of this Agreement. Unless otherwise indicated, references in this Agreement to any Section, Appendix, Schedule or Exhibit are to such Section of or Appendix, Schedule or Exhibit to this Agreement, as the case may be, and references in any Section, subsection, or clause to any subsection, clause or subclause are to such subsection, clause or subclause of such Section, subsection or clause.

         SECTION 15.7 SEVERABILITY.

         Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability

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

without invalidating the remaining provisions of this Agreement or affecting the validity or enforceability of such provision in any other jurisdiction.

         SECTION 15.8 GOVERNING LAW.

         THIS AGREEMENT AND THE LENDER NOTE SHALL BE A CONTRACT MADE UNDER AND GOVERNED BY THE INTERNAL LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO THE CONFLICT OF LAW PRINCIPLES THEREOF (OTHER THAN SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW).

         SECTION 15.9 COUNTERPARTS.

         This Agreement may be executed by the parties hereto in several counterparts, each of which shall be deemed to be an original but all of which shall constitute together but one and the same agreement. Delivery of an executed counterpart of a signature page to this Agreement by facsimile shall be effective as delivery of a manually executed counterpart Agreement.

         SECTION 15.10 SUBMISSION TO JURISDICTION; WAIVER OF TRIAL BY JURY.

         (a) Borrower and Servicer hereby submit to the nonexclusive jurisdiction of any United States District Court for the Southern District of New York and of any New York state court sitting in New York, New York for purposes of all legal proceedings arising out of, or relating to, the Transaction Documents or the transactions contemplated thereby. Borrower and Servicer hereby irrevocably waive, to the fullest extent possible, any objection it may now or hereafter have to the venue of any such proceeding and any claim that any such proceeding has been brought in an inconvenient forum. Nothing in this Section 15.10 shall affect the right of Administrator or Lender to bring any action or proceeding against Borrower or Servicer or its property in the courts of other jurisdictions.

         (b) TO THE EXTENT PERMITTED BY APPLICABLE LAW, EACH PARTY HERETO IRREVOCABLY WAIVES ALL RIGHT OF TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF, OR IN CONNECTION WITH, ANY TRANSACTION DOCUMENT OR ANY MATTER ARISING THEREUNDER.

         SECTION 15.11 NO RECOURSE AGAINST LENDER.

         The obligations of Lender under this Agreement are solely the corporate obligations of Lender. No recourse shall be had for any obligation, covenant or agreement (including, without limitation, the payment of any amount owing in respect to this Agreement or the payment of any fee hereunder or for any other obligation or claim) arising out of or based upon this Agreement or any other agreement, instrument or document entered into pursuant hereto or in connection herewith against any stockholder, employee, officer, director, manager, administrator, partner or incorporator of Lender, as such, by the enforcement of any assessment or by any legal or equitable proceeding, by virtue of any statute or otherwise.

         SECTION 15.12 NO PROCEEDINGS.

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

         Each of the parties hereto hereby agree that it will not institute against Lender, or join any other Person in instituting against Lender, any insolvency proceeding (namely, any proceeding of the type referred to in the definition of Event of Bankruptcy) so long as any Commercial Paper Notes issued by Lender shall be outstanding and there shall not have elapsed one year plus one day since the last day on which any such Commercial Paper Notes shall be outstanding. The provisions of this Section 15.12 shall survive the termination of this Agreement, the reduction to zero of the Lender Note and payment of all obligations hereunder.

         SECTION 15.13 LIMITATION ON PAYMENTS.

         Notwithstanding any provisions contained in this Agreement to the contrary, Lender shall not, and shall not be obligated to, pay any amount pursuant to this Agreement unless (a) Lender has received funds which may be used to make such payment and which funds are not required to repay the Commercial Paper Notes and Voluntary Advance Loans when due and (b) after giving effect to such payment, either (i) there is sufficient liquidity availability (determined in accordance with the Program Documents), under all of the liquidity facilities for Lender's commercial paper program, to pay the Face Amount of all outstanding Commercial Paper Notes and Voluntary Advance Loans when due or (ii) all Commercial Paper Notes and Voluntary Advance Loans are paid in full; provided, however, that the foregoing limitations on payments by Lender shall not apply to any distributions of funds received by Lender pursuant to
Section 4 of the Liquidity Agreement. Any amount which Lender does not pay pursuant to the operation of he preceding sentence shall not constitute a claim (as defined in Section 101 of the Bankruptcy Code) against or corporate obligation of Lender for any such insufficiency unless and until such payment may be made in accordance with clauses (a) and (b) above. The agreements in this
Section 15.13 shall survive termination of this Agreement, the reduction to zero of the Lender Note and payment of all obligations hereunder.

         SECTION 15.14 CONFIDENTIALITY OF AGREEMENT.

         Unless otherwise consented to by Administrator, each of Borrower and Servicer hereby agrees that it will not disclose the contents of any Transaction Document, or any other confidential or proprietary information furnished by Administrator or Lender to any Person other than its Affiliates (which Affiliates shall have executed an agreement satisfactory in form and in substance to Administrator to be bound by this Section 15.13) auditors and attorneys or as required by applicable law.

         SECTION 15.15 ENTIRE AGREEMENT.

         THIS AGREEMENT AND THE OTHER TRANSACTION DOCUMENTS EXECUTED AND DELIVERED HEREWITH REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES HERETO AND THERETO AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS AMONG THE PARTIES.

                      [SIGNATURE PAGES BEGIN ON NEXT PAGE]

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

         IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their respective officers thereunto duly authorized as of the day and year first above written.

                                            CENTRAL RECEIVABLES, INC.,
                                            as Borrower

                                            By: /s/ Pat Curry
                                                --------------------------------
                                            Name: Patrick J. Curry
                                            Title: Executive Vice President

                                            CENTRAL FREIGHT LINES, INC.,
                                            a Nevada corporation,
                                            as Servicer

                                            By: /s/ Pat Curry
                                                --------------------------------
                                            Name: Patrick J. Curry
                                            Title: Executive Vice President

                     [Additional signature page to follow.]

                                            THREE PILLARS FUNDING CORPORATION,
                                            as Lender

                                            By: /s/ Evelyn Echevarria
                                                --------------------------------
                                            Name: Evelyn Echevarria
                                            Title: Vice President

                                            SUNTRUST CAPITAL MARKETS, INC.,
                                            as Administrator

                                            By: /s/ J R Bennison
                                                --------------------------------
                                            Name: James R. Bennison
                                            Title: Managing Director

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